EXHIBIT 17(c)(2)
          Registrant's Most Recent Statement of Additional Information

                         KEYSTONE TAX FREE INCOME FUND

                      STATEMENT OF ADDITIONAL INFORMATION

                                 March 31, 1995

                          As Supplemented June 1, 1995



         This statement of additional information is not a prospectus, but relates to, and should be read in conjunction with, the prospectus of Keystone Tax Free Income Fund (formerly named Keystone America Tax Free Income Fund) (the "Fund"), dated March 31, 1995, as supplemented June 1, 1995. A copy of the prospectus may be obtained from Keystone Investment Distributors Company (formerly named Keystone Distributors, Inc.) (the "Principal Underwriter"), the Fund's principal underwriter, 200 Berkeley Street, Boston, Massachusetts 02116-5034.





                               TABLE OF CONTENTS


                                                         Page

         The Fund                                          2
         Investment Policies                               2
         Investment Restrictions                           5
         Valuation of Securities                           9
         Sales Charges                                    10
         Distribution Plans                               13
         Redemptions in Kind                              17
         Investment Manager                               17
         Investment Adviser                               20
         Trustees and Officers                            21
         Principal Underwriter                            25
         Brokerage                                        26
         Declaration of Trust                             28
         Standardized Total Return and Yield Quotations   30
         Additional Information                           31
         Appendix                                        A-1
         Financial Statements                            F-1
         Independent Auditors' Report                    F-18

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                                    THE FUND
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         The Fund is an  open-end,  diversified  management  investment  company commonly known as a mutual fund. The Fund seeks the highest possible current income, exempt from federal income taxes, while preserving capital. The Fund was formed as a Massachusetts business trust on October 24, 1986. The Fund is managed by Keystone Management, Inc. ("Keystone Management") and advised by Keystone Investment Management Company (formerly named Keystone Custodian Funds, Inc.) ("Keystone").

         The  essential   information   about  the  Fund  is  contained  in  its
prospectus.   This  statement  of  additional  information  provides  additional information about the Fund that may be of interest to some investors.


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                              INVESTMENT POLICIES
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         The Fund invests  primarily in municipal  bonds, but also may invest in certain other securities as described below.

MUNICIPAL BONDS

         Municipal bonds include debt obligations issued by or on behalf of a state, a territory or a possession of the United States ("U.S."), the District of Columbia or any political subdivision, agency or instrumentality thereof (for example, counties, cities, towns, villages, districts, authorities) to obtain funds for various public purposes, including the construction of a wide range of public facilities, such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal bonds may be issued include the refunding of outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to public or private institutions for the construction of facilities such as educational, hospital and housing facilities. In addition, certain types of industrial development bonds have been or may be issued by or on behalf of public authorities to finance certain privately-operated facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Such obligations are included within the term municipal bonds if the interest paid thereon qualifies as fully exempt from federal income tax. The income of certain types of industrial development bonds used to finance certain privately-operated facilities (qualified "private activity" bonds) issued after August 7, 1986, while exempt from federal income tax, is included for the purposes of the calculation of the alternative minimum tax. Other types of industrial development bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal bonds, although the current federal tax laws place substantial limitations on the size of such issues.

         The two principal classifications of municipal bonds are "general obligation" and limited obligation or "revenue" bonds. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from the issuer's general unrestricted revenues and not from any particular fund or revenue source. Their payment may be dependent upon an appropriation by the issuer's legislative body and may be subject to quantitative limitations on the issuer's taxing power. The characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to the particular issuer. Limited obligation or revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, such as the user of the facility. Industrial development bonds that are municipal bonds are, in most cases, revenue bonds and generally are not payable from the unrestricted revenues of the issuer. The credit quality of industrial development revenue bonds is usually directly related to the credit standing of the owner or user of the facilities. There are, of course, variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors.

         The yields on municipal bonds are dependent on a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, size of a particular offering, the maturity of the obligation and rating of the issue. The ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and Fitch Investor Services, Inc. - Municipal Division ("Fitch"), as described herein and in the prospectus, represent their opinions as to the quality of the municipal bonds that they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, municipal bonds with the same maturity, interest rate and rating may have different yields while municipal bonds of the same maturity and interest rate with different ratings may have the same yield. It should also be noted that the standards of disclosure applicable to and the amount of information relating to the financial condition of issuers of municipal bonds are not generally as extensive as those relating to corporations.

         Subsequent to its purchase by the Fund, an issue of municipal bonds or other investment may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. Neither event requires the elimination of such obligation from the Fund's portfolio, but Keystone will consider such an event in its determination of whether the Fund should continue to hold such obligation in its portfolio.

         The ability of the Fund to achieve its investment objective is dependent upon the continuing ability of issuers of municipal bonds to meet their obligations to pay interest and principal when due. Obligations of issuers of municipal bonds, including municipal bonds issued by them, are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of any one or more issuers to pay, when due, principal of and interest on its or their municipal bonds may be materially affected. In addition, the market for municipal bonds is often thin and can be temporarily affected by large purchases and sales including those by the Fund.

         From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal bonds, and similar proposals may well be introduced in the future. If such a proposal were enacted, the availability of municipal bonds for investment by the Fund and the value of the Fund's portfolio could be materially affected. In which event, the Fund would reevaluate its investment objective and policies and consider changes in the structure of the Fund or dissolution.

         The Tax Reform Act of 1986 made significant changes in the federal tax status of certain obligations that were previously fully federally tax exempt. As a result, three categories of such obligations issued after August 7, 1986 now exist: (1) "public purpose" bonds, the income from which remains fully exempt from federal income tax; (2) qualified "private activity" industrial development bonds, the income from which, while exempt from federal income tax under Section 103 of the Internal Revenue Code, as amended (the "Code"), is included in the calculation of the federal alternative minimum tax; and (3) "private activity" (private purpose) bonds, the income from which is not exempt from federal income tax. The Fund will not invest in private activity (private purpose) bonds, and, except as described under "Other Eligible Securities," will not invest in qualified "private activity" industrial development bonds.

OTHER ELIGIBLE SECURITIES

         The Fund may invest up to 20% of its assets under ordinary circumstances and up to 100% of its assets for temporary defensive purposes in the following types of instruments: (1) commercial paper, including master demand notes, that at the date of investment is rated A-1 (the highest grade given by S&P), Prime-1 (the highest grade given by Moody's) or, if not rated by such services, is issued by a company that at the date of investment has an outstanding issue rated A or better by S&P or Moody's; (2) obligations, including certificates of deposit and bankers' acceptances, of banks, or savings and loan associations, having at least $1 billion in assets as of the date of their most recently published financial statements that are members of the Federal Deposit Insurance Corporation, including U.S. branches of foreign banks and foreign branches of U.S. banks; (3) corporate obligations that at the date of investment are rated A or better by S&P or Moody's; (4) obligations issued or guaranteed by the U.S. government or by any agency or instrumentality of the U.S. government; and (5) qualified "private activity" industrial development bonds, the income from which, while exempt from federal income tax under Section 103 of the Code, is included in the calculation of the federal alternative minimum tax.

FUNDAMENTAL NATURE OF INVESTMENT OBJECTIVE

         The investment objective of the Fund is fundamental and may not be changed without approval of the holders of a majority as defined in the Investment Company Act of 1940 ("1940 Act") of the Fund's outstanding voting shares (which means the lesser of (1) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (2) more than 50% of the outstanding shares).

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                            INVESTMENT RESTRICTIONS
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         The investment restrictions set forth below are fundamental and may not be changed without the vote of a 1940 Act majority of the Fund's outstanding voting shares. Unless otherwise stated, all references to the assets of the Fund are in terms of current market value. The Fund may not do the following:

         (1) purchase any security (other than U.S. government securities) of any issuer if as a result more than 5% of its total assets would be invested in securities of the issuer, except that up to 25% of its total assets may be invested without regard to this limit;

         (2) purchase securities on margin except that it may obtain such short term credit as may be necessary for the clearance of purchases and sales of securities;

         (3) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or of securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short;

         (4) borrow money or enter into reverse repurchase agreements, except that the Fund may enter into reverse repurchase agreements or borrow money from banks for temporary or emergency purposes in aggregate amounts up to one-third of the value of the Fund's net assets; provided that while borrowings from banks (not including reverse repurchase agreements) exceed 5% of the Fund's net assets, any such borrowings will be repaid before additional investments are made;

         (5) pledge more than 15% of its net assets to secure indebtedness; the purchase or sale of securities on a "when issued" basis, or collateral arrangement with respect to the writing of options on securities, are not deemed to be a pledge of assets;

         (6) issue senior securities; the purchase or sale of securities on a "when issued" basis or collateral arrangement with respect to the writing of options on securities, are not deemed to be the issuance of a senior security;

         (7) make loans, except that the Fund may purchase or hold debt securities consistent with its investment objective, lend portfolio securities valued at not more than 15% of its total assets to broker-dealers and enter into repurchase agreements;

         (8) purchase any security (other than U.S. government securities) of any issuer if as a result more than 25% of its total assets would be invested in a single industry, including industrial development bonds from the same facility or similar types of facilities; governmental issuers of municipal bonds are not regarded as members of an industry and the Fund may invest more than 25% of its assets in industrial development bonds;

         (9) invest more than 10% of its total assets in securities with legal or contractual restrictions on resale or in securities for which market quotations are not readily available, or in repurchase agreements maturing in more than seven days;

         (10) invest more than 5% of its total assets in securities of any company having a record, together with its predecessors, of less than three years of continuous operation;

         (11) purchase securities of other investment companies, except as part of a merger, consolidation, purchase of assets or similar transaction;

         (12) purchase or sell commodities or commodity contracts or real estate, except that it may purchase and sell securities secured by real estate and securities of companies which invest in real estate, and may engage in currency or other financial futures contracts and related options transactions; and

         (13) underwrite securities of other issuers, except that the Fund may purchase securities from the issuer or others and dispose of such securities in a manner consistent with its investment objective.

         Additional restrictions adopted by the Fund, which may be changed by the Board of Trustees, provide that the Fund may not purchase or retain securities of an issuer if, to the knowledge of the Fund, officers, Trustees or Directors of the Fund or Keystone each owning beneficially more than 1/2 of 1% of the securities of such issuer own in the aggregate more than 5% of the securities of such issuer, or such persons or management personnel of the Fund or Keystone have a substantial beneficial interest in the securities of such issuer. Portfolio securities of the Fund may not be purchased from or sold or loaned to Keystone or any affiliate thereof or any of their Directors, officers or employees.

         Although not fundamental restrictions or policies requiring a shareholders' vote to change, the Fund has undertaken to a state securities authority that, so long as the state authority requires and shares of the Fund are registered for sale in that state, the Fund (1) will not invest in interests in oil, gas or other mineral exploration or development programs, except publicly traded securities of companies engaging in such activities; (2) will not write, purchase or sell puts, calls or combinations thereof, except that it may purchase "stand-by commitments" and master demand notes; and (3) in connection with the purchase of debt securities, it may acquire warrants or other rights to subscribe for securities of issuers or securities of parents or subsidiaries of such issuers (warrants), provided that no more than 5% of its total assets may be invested in warrants (for the purpose of this restriction, warrants attached to securities acquired by the Fund may be deemed to be without value), in all cases unless authorized by a vote of a majority of the Fund's outstanding voting shares.

         In addition, although not fundamental restrictions or policies requiring a shareholders' vote to change, the Fund has undertaken to a state securities authority that, so long as the state authority requires and shares of the Fund are registered for sale in that state, the Fund will (1) limit its purchase of warrants to 5% of net assets, of which 2% may be warrants not listed on the New York or American Stock Exchange; and (2) not invest in real estate limited partnership interests.

         Although not a fundamental restriction or policy requiring a shareholders' vote to change, the Fund has undertaken to state securities authorities that, so long as the state authorities require and shares of the Fund are registered for sale in those states, the Fund will not invest in securities (other than U.S. government securities) of any issuer if, as a result, more than 5% of its total assets would be invested in securities of a single issuer.

         The Fund does not presently intend to invest more than 25% of its total assets in (1) municipal bonds of a single state and its subdivisions, agencies and instrumentalities; of a single territory or possession of the U.S. and its subdivisions, agencies or instrumentalities; or of the District of Columbia and any subdivision, agency or instrumentality thereof; or (2) municipal bonds, the payment of which depends on revenues derived from a single facility or similar types of facilities. Since certain municipal bonds may be related in such a way that an economic, business or political development or change affecting one such security could likewise affect the other securities, a change in this policy could result in increased investment risk, but no change is presently contemplated. The Fund may invest more than 25% of its total assets in industrial development bonds.

         For the purpose of limitations 1, 10 and 13, the Fund will treat each state, territory and possession of the U.S., the District of Columbia and, if its assets and revenues are separate from those of the entity or entities creating it, each political subdivision, agency and instrumentality of any one (or more, as in the case of a multi-state authority or agency) of the foregoing as an issuer of all securities that are backed primarily by its assets or revenues; each company as an issuer of all securities that are backed primarily by its assets or revenues; and each of the foregoing entities as an issuer of all securities that it guarantees; provided, however, that for the purpose of limitation 1 no entity shall be deemed to be an issuer of a security that it guarantees so long as no more than 10% of the Fund's total assets (taken at current value) are invested in securities guaranteed by the entity and securities of which it is otherwise deemed to be an issuer.

         Although not fundamental restrictions or policies requiring a shareholders' vote to change, the Fund has undertaken to a state securities authority that, so long as the state authority requires and shares of the Fund are registered for sale in that state, the Fund (1) will limit its purchase of warrants to 5% of net assets, of which 2% may be warrants not listed on the New York or American Stock Exchange; and (2) will not invest in real estate limited partnership interests.

         Although not a fundamental restriction or a policy requiring a shareholders' vote to change, the Fund has undertaken to a state securities authority that, so long as the state authority requires and shares of the Fund are registered for sale in that state, the Fund will maintain 300% asset coverage with respect to any bank borrowings.

         In order to permit the sale of Fund shares in certain states, the Fund may make commitments more restrictive than the investment restrictions described above. Should the Fund determine that any such commitment is no longer in the best interests of the Fund, it will revoke the commitment by terminating sales of its shares in the state involved.

         If a percentage limit is satisfied at the time of investment or borrowing, a later increase or decrease resulting from a change in asset value is not a violation of the limit.

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                            VALUATION OF SECURITIES
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         Current  values for the Fund's  portfolio  securities are determined in the following manner:

         (1) securities for which market quotations are readily available are valued at the mean of the bid and asked prices at the time of valuation;

         (2) short-term investments that are purchased with maturities of sixty days or less are valued at amortized cost (original purchase cost as adjusted for amortization of premium or accretion of discount), which, when combined with accrued interest, approximates market;

         (3) short-term investments having maturities of more than sixty days, for which market quotations are readily available, are valued at current market value;

         (4) short-term investments maturing in more than sixty days when purchased that are held on the sixtieth day prior to maturity are valued at amortized cost (market value on the sixtieth day adjusted for amortization of premium or accretion of discount), which, when combined with accrued interest, approximates market; and

         (5) the following securities are valued at prices deemed in good faith to be fair under procedures established by the Fund's Board of Trustees: (a) securities, including restricted securities, for which market quotations are not readily available; and (b) other assets.

         The Fund believes that reliable market quotations are generally not readily available for purposes of valuing municipal bonds. As a result, depending on the particular municipal bonds owned by the Fund, it is likely that most of the valuations for such bonds will be based upon their fair value determined under procedures approved by the Fund's Board of Trustees. The Fund's Board of Trustees has authorized the use of a pricing service to determine the fair value of its municipal securities and certain other securities. Non-tax exempt securities for which market quotations are readily available are valued on a consistent basis at that price quoted that, in the opinion of the Board of Trustees or the person designated by the Board of Trustees to make the determination, most nearly represents the market value of the particular security. Any securities for which market quotations are not readily available or other assets are valued on a consistent basis at fair value as determined in good faith using methods prescribed by the Fund's Board of Trustees.

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                                 SALES CHARGES
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GENERAL

         Generally, the Fund offers three classes of shares. Class A shares are offered with a maximum front end sales charge of 4.75% payable at the time of purchase ("Front End Load Option"). Class B shares purchased on or after June 1, 1995 are subject to a contingent deferred sales charge payable upon redemption during the 72 month period following the month of purchase. Class B shares purchased prior to June 1, 1995 are subject to a contingent deferred sales charge payable upon redemption within four calendar years after purchase ("Back End Load Option"). Class B shares purchased on or after June 1, 1995 that have been outstanding eight years following the month of purchase will automatically convert to Class A shares without imposition of a front-end sales charge or exchange fee. Class B shares purchased prior to June 1, 1995 that have been outstanding during seven calendar years will similarly convert to Class A shares. (Conversion of Class B shares represented by stock certificates will require the return of stock certificates to Keystone Investor Resource Center, Inc., the Fund's transfer and dividend disbursing agent ("KIRC").) Class C shares are sold subject to a contingent deferred sales charge payable upon redemption within one year after purchase ("Level Load Option"). Class C shares are available only through dealers who have entered into special distribution agreements with the Principal Underwriter. The prospectus contains a general description of how investors may buy shares of the Fund, as well as a table of applicable sales charges for Class A shares, a discussion of reduced sales charges that may apply to subsequent purchases and a description of applicable contingent deferred sales charges.

CONTINGENT DEFERRED SALES CHARGES

         In order to reimburse the Fund for certain expenses relating to the sale of its shares (see "Distribution Plans"), a contingent deferred sales charge is imposed at the time of redemption of certain Fund shares, as follows:

CLASS A SHARES

         With certain exceptions, purchases of Class A shares made on or after April 10, 1995 (1) in an amount equal to or exceeding $1,000,000 and/or (2) by a corporate qualified retirement plan or a non-qualified deferred compensation plan sponsored by a corporation having 100 or more eligible employees (a "Qualifying Plan"), in either case without a front-end sales charge, will be subject to a contingent deferred sales charge of 1.00% during the 24 month period following the date of purchase. Certain Class A shares purchased without a front-end sales charge prior to April 10, 1995 may be subject to a contingent deferred sales charge of 0.25% upon redemption during the one-year period commencing on the date such shares were originally purchased. The contingent deferred sales charge will be retained by the Principal Underwriter. See "Calculation of Contingent Deferred Sales Charge" below.

CLASS B SHARES

         With respect to Class B shares purchased on or after June 1, 1995, the Fund, with certain exceptions, will impose a deferred sales charge as a percentage of the lesser of net asset value or net cost of such Class B shares redeemed during succeeding twelve-month periods following the month of purchase as follows: 5% during the first period; 4% during the second period; 3% during the third period; 3% during the fourth period; 2% during the fifth period; and 1% during the sixth period. No deferred sales charge is imposed on amounts redeemed thereafter.

         With certain exceptions, the Fund will impose a deferred sales charge of 3.00% on shares redeemed during the calendar year of purchase and during the first calendar year after the year of purchase; 2.00% on shares redeemed during the second calendar year after the year of purchase; and 1.00% on shares redeemed during the third calendar year after the year of purchase. No deferred sales charge is imposed on amounts redeemed thereafter.

         When imposed, the contingent deferred sales charge is deducted from the redemption proceeds otherwise payable to you. The contingent deferred sales charge is retained by the Principal Underwriter. Amounts received by the Principal Underwriter under the Class B Distribution Plans are reduced by deferred sales charges retained by the Principal Underwriter. See "Calculation of Contingent Deferred Sales Charge" below.

CLASS C SHARES

         With certain exceptions, the Fund may impose a deferred sales charge of 1% on shares redeemed within one year after the date of purchase. No deferred sales charge is imposed on amounts redeemed thereafter. If imposed, the deferred sales charge is deducted from the redemption proceeds otherwise payable to you. The deferred sales charge is retained by the Principal Underwriter. See "Calculation of Contingent Deferred Sales Charge" below.

CALCULATION OF CONTINGENT DEFERRED SALES CHARGE

         Any contingent deferred sales charge imposed upon the redemption of Class A, Class B or Class C shares is a percentage of the lesser of (1) the net asset value of the shares redeemed or (2) the net cost of such shares.

         No contingent deferred sales charge is imposed when you redeem amounts derived from (1) increases in the value of your account above the net cost of such shares due to increases in the net asset value per share of the Fund; (2) certain shares with respect to which the Fund did not pay a commission on issuance, including shares acquired through reinvestment of dividend income and capital gains distributions; (3) certain Class A shares held for more than one or two years, as the case may be, from the date of purchase; (4) Class B shares held during more than four consecutive calendar years or more than 72 months after the month of purchase, as the case may be; or (5) Class C shares held for more than one year from the date of purchase.

         Upon request for redemption, shares not subject to the contingent deferred sales charge will be redeemed first. Thereafter, shares held the longest will be the first to be redeemed. There is no contingent deferred sales charge when the shares of a class are exchanged for the shares of the same class of another Keystone America Fund. Moreover, when shares of one such class of a fund have been exchanged for shares of another such class of a fund, the calendar year of the purchase of the shares of the fund exchanged into is assumed to be the year shares tendered for exchange were originally purchased.

WAIVER OF SALES CHARGES

         Shares of the Fund also may be sold, to the extent permitted by applicable law, regulations, interpretations or exemptions, at net asset value without the imposition of an initial sales charge to (1) certain officers, Directors, Trustees, full-time employees and sales representatives of the Fund, Keystone Management, Keystone, Keystone Investments, Inc. (formerly names Keystone Group, Inc.) ("Keystone Investments"), their subsidiaries and the Principal Underwriter who have been such for not less than ninety days; (2) the pension and profit-sharing plans established by such companies, their subsidiaries and affiliates, for the benefit of their officers, Trustees, Directors, full-time employees and sales representatives; and (3) registered representatives of firms with dealer agreements with the Principal Underwriter, provided all such sales are made upon the written assurance of the purchaser that the purchase is made for investment purposes and that the securities will not be resold except through redemption by the Fund.

         No initial sales charge is charged on purchases of shares of the Fund by a bank or trust company in a single account in the name of such bank or trust company as trustee if the initial investment in shares of the Fund, or any fund in the Keystone Investments Family of Funds, pursuant to this waiver is at least $500,000 and any commission paid at the time of such purchase is not more than 1% of the amount invested.

         With respect to Class A shares purchased by a Qualifying Plan at net asset value or Class C shares purchased by a Qualifying Plan, no contingent deferred sales charge will be imposed on any redemptions made specifically by an individual participant in the Qualifying Plan. This waiver is not available in the event a Qualifying Plan, as a whole, redeems substantially all of its assets.

         In addition, no contingent deferred sales charge is imposed on a redemption of shares of the Fund in the event of (1) death or disability of the shareholder; (2) a lump-sum distribution from a benefit plan qualified under the Employee Retirement Income Security Act of 1974 ("ERISA"); (3) automatic withdrawals from ERISA plans if the shareholder is at least 59 1/2 years old;
(4) involuntary redemptions of an account having an aggregate net asset value of less than $1,000; (5) automatic withdrawals under an automatic withdrawal plan of up to 1 1/2% per month of the shareholder's initial account balance; (6) withdrawals consisting of loan proceeds to a retirement plan participant; (7) financial hardship withdrawals made by a retirement plan participant; or (8) withdrawals consisting of returns of excess contributions or excess deferral amounts made to a retirement plan participant.

------------------------------------------------------------------------------
                               DISTRIBUTION PLANS
------------------------------------------------------------------------------

         Rule 12b-1 under the 1940 Act permits investment companies, such as the Fund, to use their assets to bear expenses of distributing their shares if they comply with various conditions, including adoption of a distribution plan containing certain provisions set forth in the Rule. The Fund's Class A, B and C Distribution Plans have been approved by the Fund's Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund as defined in the 1940 Act ("Independent Trustees") and the Trustees who have no direct or indirect financial interest in the Distribution Plan or any agreement related thereto (the "Rule 12b-1 Trustees" who are the same as the Independent Trustees). (The Class A, B and C Distribution Plans each a "Distribution Plan," and collectively "Distribution Plans.")

         The National Association of Securities Dealers, Inc. ("NASD") currently limits the amount that a fund may pay annually in distribution costs for the sale of its shares and shareholder service fees. The NASD limits annual expenditures to 1% of the aggregate average daily net asset value of its shares, of which 0.75% may be used to pay such distribution costs and 0.25% may be used to pay shareholder service fees. The NASD also limits the aggregate amount that the Fund may pay for such distribution costs to 6.25% of gross share sales since the inception of the 12b-1 Plan, plus interest at the prime rate plus 1% on such amounts (less any contingent deferred sales charges paid by shareholders to the Principal Underwriter).

CLASS A DISTRIBUTION PLAN

         The Class A Distribution Plan provides that the Fund may expend daily amounts at an annual rate, currently limited to 0.25% of the Fund's average daily net asset value attributable to Class A shares, to finance any activity that is primarily intended to result in the sale of Class A shares, including without limitation, expenditures consisting of payments to a principal underwriter of the Fund (currently the Principal Underwriter) to enable the Principal Underwriter to pay or to have paid to others who sell Class A shares a service or other fee, at such intervals as the Principal Underwriter may determine, in respect of Class A shares maintained by such recipients outstanding on the books of the Fund for specified periods.

         Amounts paid by the Fund under the Class A Distribution Plan are currently used to pay others, such as dealers, service fees at an annual rate of up to 0.25% of the average net asset value of Class A shares maintained by such recipients outstanding on the books of the Fund for specified periods.

CLASS B DISTRIBUTION PLANS

         The Fund has adopted Distribution Plans for its Class B shares that provide that the Fund may expend daily amounts at an annual rate of up to 1.00% of the Fund's average daily net asset value attributable to Class B shares to finance any activity that is primarily intended to result in the sale of Class B shares, including, without limitation, expenditures consisting of payments to the principal underwriter of the Fund (currently the Principal Underwriter) (1) to enable the Principal Underwriter to pay to others (dealers) commissions in respect of Class B shares sold since inception of the Distribution Plan; and (2) to enable the Principal Underwriter to pay or to have paid to others a service fee, at such intervals as the Principal Underwriter may determine, in respect of Class B shares maintained by any such recipients outstanding on the books of the Fund for specified periods.

         The Principal Underwriter generally reallows to brokers or others a commission equal to 4.00% of the price paid for each Class B share sold plus the first year's service fee in advance in the amount of 0.25% of the price paid for each Class B share sold. Beginning approximately 12 months after the purchase of a Class B share, the broker or other party receives service fees at an annual rate of 0.25% of the average daily net asset value of such Class B share maintained by the recipient outstanding on the books of the Fund for specified periods.

         The Principal Underwriter intends, but is not obligated, to continue to pay or accrue distribution charges incurred in connection with each Class B Distribution Plan that exceed current annual payments permitted to be received by the Principal Underwriter from the Fund. The Principal Underwriter intends to seek full payment of such charges from the Fund (together with annual interest thereon at the prime rate plus one percent) at such time in the future as, and to the extent that, payment thereof by the Fund would be within the permitted limits.

         If the Fund's Independent Trustees authorize such payments, the effect would be to extend the period of time during which the Fund incurs the maximum amount of costs allowed by a Class B Distribution Plan. If a Class B
Distribution Plan is terminated, the Principal Underwriter will ask the Independent Trustees to take whatever action they deem appropriate under the circumstances with respect to payment of such amounts.

         In connection with financing its distribution costs, including commission advances to dealers and others, the Principal Underwriter has sold to a financial institution substantially all of its 12b-1 fee collection rights and contingent deferred sales charge collection rights in respect of Class B shares sold during the two-year period commencing approximately June 1, 1995. The Fund has agreed not to reduce the rate of payment of 12b-1 fees in respect of such Class B shares unless it terminates such shares' Distribution Plan completely. If it terminates such Distribution Plan, the Fund may be subject to possible adverse distribution consequences.

CLASS C DISTRIBUTION PLAN

         The Class C Distribution Plan provides that the Fund may expend daily amounts at an annual rate of up to 1.00% of the Fund's average daily net asset value attributable to Class C shares to finance any activity that is primarily intended to result in the sale of Class C shares, including, without limitation, expenditures consisting of payments to the principal underwriter of the Fund (currently the Principal Underwriter) (1) to enable the Principal Underwriter to pay to others (dealers) commissions in respect of Class C shares sold since inception of the Distribution Plan; and (2) to enable the Principal Underwriter to pay or to have paid to others a service fee, at such intervals as the Principal Underwriter may determine, in respect of Class C shares maintained by any such recipients outstanding on the books of the Fund for specified periods.

         The Principal Underwriter generally reallows to brokers or others a commission in the amount of 0.75% of the price paid for each Class C share sold plus the first year's service fee in advance in the amount of 0.25% of the price paid for each Class C share sold. Beginning approximately fifteen months after purchase, brokers or others receive a commission at an annual rate of 0.75% (subject to NASD rules) plus service fees at the annual rate of 0.25% of the average daily net asset value of each Class C share maintained by the recipients outstanding on the books of the Fund for specified periods.

DISTRIBUTION PLANS IN GENERAL

         Each of the Distribution Plans may be terminated at any time by vote of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting shares of the respective class of the Fund. Any change in a Distribution Plan that would materially increase the distribution expenses of the Fund provided for in the Distribution Plan requires shareholder approval. Otherwise, the Distribution Plan may be amended by the Trustees, including the Rule 12b-1 Trustees.

         The total amounts paid by the Fund under the foregoing arrangements may not exceed the maximum Distribution Plan limit specified above, and the amounts and purposes of expenditures under a Distribution Plan must be reported to the Rule 12b-1 Trustees quarterly. The Rule 12b-1 Trustees may require or approve changes in the implementation or operation of a Distribution Plan, and may also require that total expenditures by the Fund under a Distribution Plan be kept within limits lower than the maximum amount permitted by the Distribution Plan as stated above.

         During the year ended November 30, 1994, the Fund paid the Principal Underwriter $269,046, $241,979 and $279,001 under the Fund's Class A, B and C Distribution Plans, respectively. Unreimbursed distribution expenses under the Class B and Class C Distribution Plans at November 30, 1994 were $1,996,948 (6.92% of Class B net assets at November 30, 1994) and $2,087,302 (8.99% of Class C net assets at November 30, 1994), respectively.

         Whether any expenditure under a Distribution Plan is subject to a state expense limit will depend upon the nature of the expenditure and the terms of the state law, regulation or order imposing the limit. A portion of the Fund's Distribution Plan expenses may be included in the Fund's total operating expenses for purposes of determining compliance with state expense limits.

         The  Fund  is  currently   subject  to  certain  annual  state  expense
limitations, the most restrictive of which is:

         2.5% of the first $30 million of Fund average net assets, 2.0% of the next $70 million of Fund average net assets, and 1.5% of Fund average net assets over $100 million.

         Capital charges and certain expenses, including a portion of the Fund's Distribution Plan fees, are currently not included in the calculation of the state expense limitation. This limitation may be modified or eliminated in the future.

         While a Distribution Plan is in effect, the Fund will be required to commit the selection and nomination of candidates for Independent Trustees to the discretion of the Independent Trustees.

         The Independent Trustees of the Fund have determined that the sales of the Fund's shares resulting from payments under the Distribution Plans have benefited the Fund.


------------------------------------------------------------------------------
                              REDEMPTIONS IN KIND
------------------------------------------------------------------------------

         If conditions arise that would make it undesirable for the Fund to pay for all redemptions in cash, the Fund's Board of Trustees may authorize payment to be made in portfolio securities or other Fund property. The Fund has obligated itself, however, under the 1940 Act to redeem for cash all shares presented for redemption by any one shareholder in any 90-day period up to the lesser of $250,000 or 1% of the Fund's net assets at the beginning of such period. Securities delivered in payment of redemptions would be valued at the same value assigned to them in computing the net asset value per share and would be readily marketable. Shareholders receiving such securities would incur brokerage costs when these securities are sold.

------------------------------------------------------------------------------
                               INVESTMENT MANAGER
------------------------------------------------------------------------------

         Subject to the general supervision of the Fund's Board of Trustees, Keystone Management, located at 200 Berkeley Street, Boston, Massachusetts 02116-5034, serves as investment manager to the Fund and is responsible for the overall management of the Fund's business and affairs. Keystone Management, organized in 1989, is a wholly-owned subsidiary of Keystone and its directors and principal executive officers have been affiliated with Keystone, a seasoned investment adviser, for a number of years. Keystone Management also serves as investment manager to each of the other funds in the Keystone Fund Family and to certain other funds in the Keystone Investments Family of Funds.

         Except as otherwise noted below, pursuant to an Investment Management Agreement (the "Management Agreement"), and subject to the supervision of the Fund's Board of Trustees, Keystone Management has agreed to manage and administer the operation of the Fund and manage the investment and reinvestment of the Fund's assets in conformity with the Fund's investment objectives and restrictions. The Management Agreement stipulates that Keystone Management shall provide office space, all necessary office facilities, equipment and personnel in connection with its services as well as pay or reimburse the Fund for the compensation of Fund officers and Trustees who are affiliated with the investment manager and pay all expenses of Keystone Management incurred in connection with its services. All charges and expenses other than those specifically referred to as being borne by Keystone Management will be paid by the Fund, including, but not limited to, custodian charges and expenses; bookkeeping and auditors' charges and expenses; transfer agent charges and expenses; fees of Independent Trustees; brokerage commissions, brokers' fees and expenses; issue and transfer taxes; costs and expenses under the Distribution Plans; taxes and trust fees payable to governmental agencies; the cost of share certificates; fees and expenses of the registration and qualification of the Fund and its shares with the Securities and Exchange Commission (sometimes referred to herein as the "SEC" or the "Commission") or under state or other securities laws; expenses of preparing, printing and mailing prospectuses, statements of additional information, notices, reports and proxy materials to shareholders of the Fund; expenses of shareholders' and Trustees' meetings; charges and expenses of legal counsel for the Fund and for the Trustees of the Fund on matters relating to the Fund; charges and expenses of filing annual and other reports with the SEC and other authorities; and all extraordinary charges and expenses of the Fund.

         The Management Agreement permits Keystone Management to enter into an agreement with Keystone or another investment adviser, under which Keystone or another investment adviser, as investment adviser, will provide substantially all the services to be provided by Keystone Management under the Management Agreement, and to delegate to Keystone or another investment adviser substantially all of the investment manager's rights, duties and obligations under the Management Agreement.

         Keystone Management currently provides the Fund with certain administrative and management services, which services include (1) performing research and planning with respect to (a) the Fund's qualification as a regulated investment company under Subchapter M of the Code, (b) tax treatment of the Fund's portfolio investments, (c) tax treatment of special corporate actions (such as reorganizations), (d) state tax matters affecting the Fund, and
(e) the Fund's distributions of income and capital gains; (2) preparing the Fund's federal and state tax returns; (3) providing services to the Fund's shareholders in connection with federal and state taxation and distributions of income and capital gains; and (4) storing documents relating to the Fund's activities.

         The Fund pays Keystone Management a fee for its services at the annual rate set forth below:

                                                           Aggregate Net Asset
Management                                                 Value of the Shares
Fee                            Income                              of the Fund
                         2.0% of Gross Dividend
                           and Interest Income
                                   Plus
0.50%    of the first                                      $  100,000,000, plus
0.45%    of the next                                       $  100,000,000, plus
0.40%    of the next                                       $  100,000,000, plus
0.35%    of the next                                       $  100,000,000, plus
0.30%    of the next                                       $  100,000,000, plus
0.25%    of amounts over                                   $  500,000,000;

computed as of the close of business on each business day and payable daily.

         As a continuing condition of registration of shares in a state, Keystone Management has agreed to reimburse the Fund annually for certain operating expenses incurred by the Fund in excess of certain percentages of the Fund's average daily net assets. Keystone Management is not required to make such reimbursements to the extent such reimbursement would result in the Fund's inability to qualify as a regulated investment company under provisions of the Code. This condition may be modified or eliminated in the future.

         The Management Agreement continues in effect from year to year only if approved at least annually by the Fund's Board of Trustees or by a vote of a majority of the outstanding shares, and such renewal has been approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Management Agreement may be terminated, without penalty, on 60 days' written notice by the Fund's Board of Trustees or by a vote of a majority of outstanding shares. The Management Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

         For an additional discussion of fees paid to Keystone Management, see "Investment Adviser" below.


------------------------------------------------------------------------------
                               INVESTMENT ADVISER
------------------------------------------------------------------------------

         Pursuant to the Management Agreement, Keystone Management has delegated its investment management functions, except for certain administrative and management services, to Keystone and has entered into an Investment Advisory Agreement (the "Advisory Agreement") with Keystone under which Keystone provides investment advisory and management services to the Fund.

         Keystone, located at 200 Berkeley Street, Boston, Massachusetts 02116-5034, has provided investment advisory and management services to investment companies and private accounts since it was organized in 1932. Keystone is a wholly-owned subsidiary of Keystone Investments, 200 Berkeley Street, Boston, Massachusetts 02116-5034.

         Keystone Investments is a corporation predominantly owned by former and current members of management of Keystone and its affiliates. The shares of Keystone Investments common stock beneficially owned by management are held in a number of voting trusts, the trustees of which are George S. Bissell, Albert H. Elfner, III, Edward F. Godfrey and Ralph J. Spuehler, Jr.

         Keystone Investments provides accounting, bookkeeping, legal, personnel and general corporate services to Keystone Management, Keystone, their affiliates and the Keystone Investments Family of Funds. Pursuant to the Advisory Agreement, Keystone receives for its services an annual fee representing 85% of the management fee received by Keystone Management under the Management Agreement.

         Pursuant to the Advisory Agreement, and subject to the supervision of the Fund's Board of Trustees, Keystone manages and administers the operation of the Fund, and manages the investment and reinvestment of the Fund's assets in conformity with the Fund's investment objective and restrictions. The Advisory Agreement stipulates that Keystone shall provide office space, all necessary office facilities, equipment and personnel in connection with its services as well as pay or reimburse the Fund or Keystone Management, as the case may be, for the compensation of Fund officers and Trustees who are affiliated with Keystone and pay all expenses of Keystone incurred in connection with the provision of its services. All charges and expenses other than those specifically referred to as being borne by Keystone will be paid by the Fund, including, but not limited to, custodian charges and expenses; bookkeeping and auditors' charges and expenses; transfer agent charges and expenses; fees of Independent Trustees; brokerage commissions, brokers' fees and expenses; issue and transfer taxes; costs and expenses under the Distribution Plans; taxes and trust fees payable to governmental agencies; the cost of share certificates; fees and expenses of the registration and qualification of the Fund and its shares with the SEC or under state or other securities laws; expenses of preparing, printing and mailing prospectuses, statements of additional information, notices, reports and proxy materials to shareholders of the Fund; expenses of shareholders' and Trustees' meetings; charges and expenses of legal counsel for the Fund and for the Trustees of the Fund on matters relating to the Fund; charges and expenses of filing annual and other reports with the SEC and other authorities; and all extraordinary charges and expenses of the Fund.

         During the fiscal year ended November 30, 1992, the Fund paid or accrued to Keystone Management investment management and administrative service fees of $827,208, which represented 0.64% of the Fund's average net assets. Of such amount paid to Keystone Management, $703,127 was paid to Keystone for its services to the Fund.

         During the fiscal year ended November 30, 1993, the Fund paid or accrued to Keystone Management investment management and administrative service fees of $876,654, which represented 0.62% of the Fund's average net assets. Of such amount paid to Keystone Management, $745,160 was paid to Keystone for its services to the Fund.

         During the fiscal year ended November 30, 1994, the Fund paid or accrued to Keystone Management investment management and administrative services fees of $1,005,305, which represented 0.61% of the Fund's average net assets. Of such amount paid to Keystone Management, $854,509 was paid to Keystone for its services to the Fund.


------------------------------------------------------------------------------
                             TRUSTEES AND OFFICERS
------------------------------------------------------------------------------

         Trustees and officers of the Fund, their principal occupations and some of their affiliations over the last five years are as follows:

*ALBERT H. ELFNER,  III:  President,  Chief Executive Officer and Trustee of the
     Fund; Chairman of the Board, President, Director and Chief Executive Officer of Keystone Investments; President, Chief Executive Officer and Trustee or Director of all 30 funds in the Keystone Investments Family of Funds; Director and Chairman of the Board, Chief Executive Officer and Vice Chairman of Keystone; Chairman of the Board and Director of Keystone Institutional Company, Inc. ("Keystone Institutional") (formerly named Keystone Investment Management Corporation), and Keystone Fixed Income Advisors ("KFIA"); Director, Chairman of the Board, Chief Executive Officer and President of Keystone Management and Keystone Software Inc. ("Keystone Software"); Director and President of Hartwell Keystone Advisers, Inc. ("Hartwell Keystone"), Keystone Asset Corporation, Keystone Capital Corporation, and Keystone Trust Company; Director of the Principal
     Underwriter, KIRC, and Fiduciary Investment Company, Inc. ("FICO"); Director and Vice President of Robert Van Partners, Inc.; Director of
     Boston Children's Services Association; Trustee of Anatolia College, Middlesex School, and Middlebury College; Member, Board of Governors, New England Medical Center; and former Trustee of Neworld Bank.

FREDERICK AMLING: Trustee of the Fund; Trustee or Director of all other Keystone
     Investments Funds; Professor, Finance Department, George Washington University; President, Amling & Company (investment advice); Member, Board of Advisers, Credito Emilano (banking); and former Economics and Financial Consultant, Riggs National Bank.

CHARLES A. AUSTIN  III:   Trustee of the Fund;  Trustee or Director of all other
     Keystone Investments Funds; Investment Counselor to Appleton Partners, Inc.; former Managing Director, Seaward Management Corporation (investment advice) and former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice).

*GEORGE S. BISSELL:  Chairman of the Board and Trustee of the Fund;  Director of
     Keystone Investments; Chairman of the Board and Trustee or Director of all other Keystone Investments Funds; Director and Chairman of the Board of Hartwell Keystone; Chairman of the Board and Trustee of Anatolia College; Trustee of University Hospital (and Chairman of its Investment Committee); former Chairman of the Board and Chief Executive Officer of Keystone Investments; and former Chief Executive Officer of the Fund.

EDWIN D. CAMPBELL:  Trustee  of the  Fund;  Trustee  or  Director  of all  other
     Keystone Investments Funds; Executive Director, Coalition of Essential Schools, Brown University; Director and former Executive Vice President, National Alliance of Business; former Vice President, Educational Testing Services; and former Dean, School of Business, Adelphi University.

CHARLES F.  CHAPIN:  Trustee  of the  Fund;  Trustee  or  Director  of all other
     Keystone Investments Funds; former Group Vice President, Textron Corp.; and former Director, Peoples Bank (Charlotte, N.C).

LEROY KEITH, JR.: Trustee of the Fund; Trustee or Director of all other Keystone
     Investments Funds; Director of Phoenix Total Return Fund and Equifax, Inc.; Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund and The Phoenix Big Edge Series Fund; and former President, Morehouse College.

K. DUN GIFFORD: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Chairman of the Board, Director and Executive Vice President, The London Harness Company; Managing Partner, Roscommon Capital Corp.; Trustee, Cambridge College; Chairman Emeritus and Director, American Institute of Food and Wine; Chief Executive Officer, Gifford Gifts of Fine Foods; Chairman, Gifford, Drescher & Associates (environmental consulting); President, Oldways Preservation and Exchange Trust (education); and former Director, Keystone Investments and Keystone.

F. RAY KEYSER, JR.: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Of Counsel, Keyser, Crowley & Meub, P.C.; Member, Governor's (VT) Council of Economic Advisers; Chairman of the Board and Director, Central Vermont Public Service Corporation and Hitchcock Clinic; Director, Vermont Yankee Nuclear Power Corporation, Vermont Electric Power Company, Inc., Grand Trunk Corporation, Central Vermont
     Railway, Inc., S.K.I. Ltd., Sherburne Corporation, Union Mutual Fire Insurance Company, New England Guaranty Insurance Company, Inc. and the Investment Company Institute; former Governor of Vermont; former Director and President, Associated Industries of Vermont; former Chairman and President, Vermont Marble Company; former Director of Keystone; and former Director and Chairman of the Board, Green Mountain Bank.

DAVID M. RICHARDSON:  Trustee  of the Fund;  Trustee  or  Director  of all other
     Keystone Investments Funds; Executive Vice President, DHR International, Inc. (executive recruitment); former Senior Vice President, Boyden International Inc. (executive recruitment); and Director, Commerce and Industry Association of New Jersey, 411 International, Inc. and J & M Cumming Paper Co.

RICHARD J. SHIMA: Trustee of the Fund; Trustee or Director of all other Keystone
     Investments Funds; Chairman, Environmental Warranty, Inc., and Consultant, Drake Beam Morin, Inc. (executive outplacement); Director of Connecticut Natural Gas Corporation, Trust Company of Connecticut, Hartford Hospital, Old State House Association and Enhanced Financial Services, Inc.; Member, Georgetown College Board of Advisors; Chairman, Board of Trustees, Hartford Graduate Center; Trustee, Kingswood-Oxford School and Greater Hartford YMCA; former Director, Executive Vice President and Vice Chairman of The Travelers Corporation; and former Managing Director of Russell Miller, Inc.

ANDREW J. SIMONS: Trustee of the Fund; Trustee or Director of all other Keystone
     Investments Funds; Partner, Farrell, Fritz, Caemmerer, Cleary, Barnosky & Armentano, P.C.; President, Nassau County Bar Association; former Associate Dean and Professor of Law, St. John's University School of Law.

EDWARD F. GODFREY:  Senior Vice President of the Fund;  Senior Vice President of
     all other Keystone Investments Funds; Director, Senior Vice President, Chief Financial Officer and Treasurer of Keystone Investments, the Principal Underwriter, Keystone Asset Corporation, Keystone Capital Corporation, Keystone Trust Company; Treasurer of Keystone Institutional, Robert Van Partners, Inc., and FICO; Treasurer and Director of Keystone Management, Keystone Software, and Hartwell Keystone; Vice President and Treasurer of KFIA; and Director of KIRC.

JAMES R. McCALL: Senior Vice President of the Fund; Senior Vice President of all other Keystone Investments Funds; and President of Keystone.

KEVIN J. MORRISSEY:  Treasurer  of the Fund;  Treasurer  of all  other  Keystone
     Investments Funds; Vice President of Keystone Investments; Assistant Treasurer of FICO and Keystone; and former Vice President and Treasurer of KIRC.

BETSY A. BLACHER: Vice  President of the Fund;  Vice  President of certain other
     Keystone Investments Funds; and Senior Vice President of Keystone.

CHRISTOPHER P. CONKEY: Vice President of the Fund; Vice President of certain other Keystone Investments Funds; and Senior Vice President of Keystone.

ROSEMARY D. VAN ANTWERP: Senior Vice President and Secretary of the Fund; Senior
     Vice President and Secretary of all other Keystone Investments Funds; Senior Vice President, General Counsel and Secretary of Keystone; Senior Vice President, General Counsel, Secretary and Director of the Principal Underwriter, Keystone Management and Keystone Software; Senior Vice
     President and General Counsel of Keystone Institutional; Senior Vice President, General Counsel and Director of FICO and KIRC; Senior Vice President and Secretary of Hartwell Keystone and Robert Van Partners, Inc.; Vice President and Secretary of KFIA; Senior Vice President, General Counsel and Secretary of Keystone Investments, Keystone Asset Corporation, Keystone Capital Corporation and Keystone Trust Company.

* This Trustee may be considered an "interested person" within the meaning of the 1940 Act.

         Mr. Elfner and Mr. Bissell are "interested persons" by virtue of their positions as officers and/or Directors of Keystone Investments and several of its affiliates including Hartwell Keystone, the Principal Underwriter and KIRC. Mr. Elfner and Mr. Bissell own shares of Keystone Investments. Mr. Elfner is Chairman of the Board, Chief Executive Officer and Director of Keystone Investments. Mr. Bissell is a Director of Keystone Investments.

         During the fiscal year ended November 30, 1994, no Trustee affiliated with Keystone or any officer of Keystone received any direct remuneration from the Fund. During the same period the nonaffiliated Trustees were paid $8,485 in retainers and fees. For the 12 month fiscal period ending of November 30, 1994, fees paid to Independent Trustees on a fund complex wide basis were approximately $585,975. On February 28, 1995, the Trustees and officers of the Fund beneficially owned less than 1% of the Fund's then outstanding shares.

         The address of the Fund's Trustees and officers is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

------------------------------------------------------------------------------
                             PRINCIPAL UNDERWRITER
------------------------------------------------------------------------------

         Pursuant to a Principal Underwriting Agreement dated August 19, 1993, between the Fund and the Principal Underwriter (the "Underwriting Agreement"), the Principal Underwriter acts as the Fund's principal underwriter. The Principal Underwriter, located at 200 Berkeley Street, Boston, Massachusetts 02116-5034, is a Delaware corporation wholly-owned by Keystone. The Principal Underwriter, as agent, has agreed to use its best efforts to find purchasers for the shares. The Principal Underwriter may retain and employ representatives to promote distribution of the shares and may obtain orders from brokers, dealers and others, acting as principals, for sales of shares to them. The Underwriting Agreement provides that the Principal Underwriter will bear the expense of preparing, printing and distributing advertising and sales literature and prospectuses used by it. In its capacity as principal underwriter, the Principal Underwriter may receive payments from the Fund pursuant to the Fund's Distribution Plans.

         All subscriptions and sales of shares by the Principal Underwriter are at the offering price of the shares in accordance with the provisions of the Declaration of Trust, By-Laws, and the Fund's current prospectus and statement of additional information. All orders are subject to acceptance by the Fund, and the Fund reserves the right in its sole discretion to reject any order received. Under the Underwriting Agreement, the Fund is not liable to anyone for failure to accept any order.

         The Fund has agreed under the Underwriting Agreement to pay all expenses in connection with registration of its shares with the Commission and auditing and filing fees in connection with registration of its shares under the various state "blue-sky" laws, and the Principal Underwriter assumes the cost of sales literature and preparation of prospectuses used by it and certain other expenses.

         From time to time, if in the Principal Underwriter's judgment it could benefit the sales of Fund shares, the Principal Underwriter may use its discretion in providing to selected dealers promotional materials and selling aids, including, but not limited to, personal computers, related software and Fund data files.

         The Principal Underwriter has agreed that it will in all respects duly conform with all state and federal laws applicable to the sale of the shares and will indemnify and hold harmless the Fund, and each person who has been, is or may be a Trustee or officer of the Fund, against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, that arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact on the part of the Principal Underwriter or any other person for whose acts the Principal Underwriter is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the Fund.

         The Underwriting Agreement provides that it will remain in effect as long as its terms and continuance are approved by a majority of the Fund's Independent Trustees at least annually at a meeting called for that purpose, and if its continuance is approved annually by vote of a majority of Trustees, or by vote of a majority of the outstanding shares.

         The Underwriting Agreement may be terminated, without penalty, on 60 days' written notice by the Board of Trustees or by a vote of a majority of outstanding shares. The Underwriting Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.


------------------------------------------------------------------------------
                                   BROKERAGE
------------------------------------------------------------------------------

         It is the policy of the Fund, in effecting transactions in portfolio securities, to seek best execution of orders at the most favorable prices. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to the Fund, involving both price paid or received and any commissions and other costs paid, the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, the availability of the broker to stand ready to execute potentially difficult transactions in the future and the financial strength and stability of the broker. Management weighs such considerations in determining the overall reasonableness of brokerage commissions paid.

         Subject to the foregoing, a factor in the selection of brokers is the receipt of research services, such as analyses and reports concerning issuers, industries, securities, economic factors and trends and other statistical and factual information. Any such research and other statistical and factual information provided by brokers to the Fund, Keystone Management or Keystone is considered to be in addition to and not in lieu of services required to be performed by Keystone Management under the Management Agreement or Keystone under the Advisory Agreement. The cost, value and specific application of such information are indeterminable and cannot be practically allocated among the Fund and other clients of Keystone Management or Keystone who may indirectly benefit from the availability of such information. Similarly, the Fund may indirectly benefit from information made available as a result of transactions effected for such other clients. Under the Management Agreement and the Advisory Agreement, Keystone Management and Keystone are permitted to pay higher brokerage commissions for brokerage and research services in accordance with
Section 28(e) of the Securities Exchange Act of 1934. In the event Keystone Management and Keystone do follow such a practice, they will do so on a basis which is fair and equitable to the Fund.

         The Fund expects that purchases and sales of municipal bonds and temporary instruments usually will be principal transactions. Municipal bonds and temporary instruments are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually will be no brokerage commissions paid by the Fund for such purchases. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer's mark up or reflect a dealer's mark down. Where transactions are made in the over-the-counter market, the Fund will deal with primary market makers unless more favorable prices are otherwise obtainable.

         The Fund may participate, if and when practicable, in group bidding for the purchase directly from an issuer of certain securities for the Fund's portfolio in order to take advantage of the lower purchase price available to members of such a group.

         Neither Keystone Management, Keystone nor the Fund intend to place securities transactions with any particular broker-dealer or group thereof. However, the Fund's Board of Trustees has determined that the Fund may follow a policy of considering sales of shares as a factor in the selection of broker-dealers to execute portfolio transactions, subject to the requirements of best execution, including best price, described above.

         The  policy  of the  Fund  with  respect  to  brokerage  is and will be reviewed by the Fund's Board of Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be changed, modified or eliminated.

         Investment decisions for the Fund are made independently by Keystone Management or Keystone from those of the other funds and investment accounts managed by Keystone Management or Keystone. It may frequently develop that the same investment decision is made for more than one fund. Simultaneous transactions are inevitable when the same security is suitable for the investment objective of more than one account. When two or more funds or accounts are engaged in the purchase or sale of the same security, the transactions are allocated as to amount in accordance with a formula that is equitable to each fund or account. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will produce better executions for the Fund.

         During the fiscal years ended November 30, 1992, 1993 and 1994, the Fund did not pay any brokerage commissions.

         In no instance are portfolio securities purchased from or sold to Keystone Management, Keystone, the Principal Underwriter or any of their affiliated persons, as defined in the 1940 Act and rules and regulations issued thereunder.

------------------------------------------------------------------------------
                              DECLARATION OF TRUST
------------------------------------------------------------------------------

MASSACHUSETTS BUSINESS TRUST

         The Fund is a Massachusetts business trust established under a Declaration of Trust dated October 24, 1986, (the "Declaration of Trust"). The Fund is similar in most respects to a business corporation. The principal distinction between the Fund and a corporation relates to the shareholder liability described below. A copy of the Declaration of Trust was filed as an exhibit to the Fund's Registration Statement. This summary is qualified in its entirety by reference to the Declaration of Trust.

DESCRIPTION OF SHARES

         The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of classes of shares, each of which represents an equal proportionate interest in the Fund with each other share of that class. Shares are entitled upon liquidation of the Fund to a pro-rata share of the Fund based on the relative net assets of each class. Shareholders have no preemptive or conversion rights. Shares are transferable, redeemable and fully assignable as collateral. There are no sinking fund provisions. Generally, the Fund currently issues three classes of shares, but may issue additional classes or series of shares.

SHAREHOLDER LIABILITY

         Pursuant to certain decisions of the Supreme Judicial Court of Massachusetts, shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. Even if, however, the Fund were held to be a partnership, the possibility of the shareholders incurring financial loss for that reason appears remote because the Fund's Declaration of Trust (1) contains an express disclaimer of shareholder liability for obligations of the Fund; (2) requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees; and (3) provides for indemnification out of Fund property for any shareholder held personally liable for the obligations of the Fund.

VOTING RIGHTS

         Under the Declaration of Trust the Fund does not hold annual meetings. Shares are entitled to one vote per share. Shares generally vote together as one class on all matters. Classes of shares of the Fund have equal voting rights except that each class of shares has exclusive voting rights with respect to its respective Distribution Plan. No amendment may be made to the Declaration of Trust that adversely affects any class of shares without the approval of a majority of the shares of that class. Shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining 50% or less of the shares voting will not be able to elect any Trustees.

         After the initial meeting to elect Trustees, no further meetings of shareholders for the purpose of electing Trustees will be held, unless required by law, unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for election of Trustees.

         Except as set forth above, the Trustees shall continue to hold office indefinitely, unless otherwise required by law, and may appoint successor Trustees. A Trustee may be removed from or cease to hold office (as the case may be) (1) at any time by two-thirds vote of the remaining Trustees; (2) when any such Trustee becomes mentally or physically incapacitated; or (3) at a special meeting of shareholders by a two-thirds vote of the outstanding shares. Any Trustee may voluntarily resign from office.

LIMITATION OF TRUSTEES' LIABILITY

         The Declaration of Trust provides that a Trustee shall be liable only for his own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisers, shall not be liable for any neglect or wrongdoing of any such person; provided, however, that nothing in the Declaration of Trust shall protect a Trustee against any liability for his willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

         The Trustees have absolute and exclusive control over the management and disposition of all assets of the Fund and may perform such acts as in their sole judgment and discretion are necessary and proper for conducting the business and affairs of the Fund or promoting the interests of the Fund and the shareholders.

------------------------------------------------------------------------------
                 STANDARDIZED TOTAL RETURN AND YIELD QUOTATIONS
------------------------------------------------------------------------------

         Total return quotations for a class of shares of the Fund as they may appear from time to time in advertisements are calculated by finding the average annual compounded rates of return over one, five and ten year periods, or the time periods for which such class of shares has been effective, whichever is relevant, on a hypothetical $1,000 investment that would equate the initial amount invested in the class to the ending redeemable value. To the initial investment all dividends and distributions are added, and all recurring fees charged to all shareholder accounts are deducted. The ending redeemable value assumes a complete redemption at the end of the relevant periods.

         The cumulative total return of Class A of the Fund for the period April 14, 1987 (commencement of investment operations) through November 30, 1994 was 47.99%. The total cumulative return of Class A of the Fund for the one and five year periods ended November 30, 1994 were (12.19)% and 21.47%, respectively. The compounded average annual rate of return of Class A of the Fund for the period April 14, 1987 (commencement of investment operations) to November 30, 1994 was 5.27%. The compounded average annual rate of return of Class A of the Fund for the one and five year periods ended November 30, 1994 were (12.19)% and 3.97%.

         The cumulative total returns for Class B and C of the Fund for the period from February 1, 1993 (inception of Class B and C) through November 30, 1994 were (4.98)% and (2.39)%, respectively. The cumulative total returns for Class B and Class C of the Fund for the one year period ended November 30, 1994 were (11.03)% and (8.52)%, respectively. The compounded average annual rates of return for Class B and Class C for the one year period ended November 30, 1994 were (11.03)% and (8.52)%, respectively.

         Current yield quotations as they may appear from time to time in advertisements will consist of a quotation based on a 30-day period ended on the date of the most recent balance sheet of the Fund, computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the base period. The standardized yield of Class A, B and C of the Fund for the 30-day period ended November 30, 1994 were 5.77%, 5.29% and 5.27%, respectively.

         Tax equivalent yield is, in general, the current yield divided by a factor equal to one minus a stated income tax rate and reflects the yield a taxable investment would have to achieve in order to equal on an after-tax basis a tax-exempt yield. The federal tax equivalent yields for Class A, Class B and Class C shares of the Fund for an investor in the 31% federal tax bracket for the 30-day period ended November 30, 1994 were 8.36%, 7.67% and 7.64%, respectively.

------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
------------------------------------------------------------------------------

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is the custodian of all securities and cash of the Fund (the "Custodian"). The Custodian may hold securities of some foreign issuers outside the U.S. The Custodian performs no investment management functions for the Fund, but, in addition to its custodial services, is responsible for accounting and related recordkeeping on behalf of the Fund.

         KPMG Peat Marwick LLP, One Boston Place, Boston, Massachusetts 02108, Certified Public Accountants, are the independent auditors.

         KIRC, located at 101 Main Street, Cambridge, Massachusetts 02142-1519, is a wholly-owned subsidiary of Keystone. As previously mentioned, KIRC serves as the Fund's transfer agent and dividend disbursing agent.

         Except as otherwise stated in its prospectus or required by law, the Fund reserves the right to change the terms of the offer stated in its prospectus without shareholder approval, including the right to impose or change fees for services provided.

         No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Fund's prospectus, this statement of additional information or in supplemental sales literature issued by the Fund or the Principal Underwriter, and no person is entitled to rely on any information or representation not contained therein.

         The Fund's prospectus and this statement of additional information omit certain information contained in the registration statement filed with the SEC, which may be obtained from the SEC's principal office in Washington, D.C. upon payment of the fee prescribed by the rules and regulations promulgated by the SEC.

         On February 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Drive, E 3rd Fl, Jacksonville, Florida 32246-6484 owned 22.6%, 24.53% and 50.21%, respectively, of the Fund's outstanding Class A, B and C shares. In addition, on February 28, 1995, Alletta Laird Downs TTEE, U/A 03-28-89, Alletta Laird Downs Trust, P.O. Box 3666, Wilmington, DE 19807-0666 owned 6.13% of the Fund's outstanding Class B shares. Management does not believe that any other person beneficially owns 5% or more of the Fund's Class A, B and C shares.

         The Fund is one of 15 different investment companies in the Keystone America Fund Family, which offers a range of choices to serve shareholder needs. In addition to the Fund, the Keystone America Family consists of the following funds having the various investment objectives described below:

KEYSTONE CAPITAL PRESERVATION AND INCOME FUND - Seeks high current income, consistent with low volatility of principal, by investing in adjustable rate securities issued by the U.S. government, its agencies or instrumentalities.

KEYSTONE FUND FOR TOTAL RETURN - Seeks total return from a combination of capital growth and income from dividend paying quality common stocks, preferred stocks, convertible bonds, other fixed-income securities and foreign securities (up to 25%).

KEYSTONE GLOBAL OPPORTUNITIES FUND - Seeks long-term capital growth from foreign and domestic securities.

KEYSTONE GOVERNMENT SECURITIES FUND - Seeks income and capital preservation from U.S. government securities.

KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC. - Seeks capital appreciation by investment primarily in small and medium-sized companies in a relatively early stage of development that are principally traded in the over-the-counter market.

KEYSTONE HARTWELL GROWTH FUND - Seeks capital appreciation by investment in securities selected for their long-term growth prospects.

KEYSTONE INTERMEDIATE TERM BOND FUND - Seeks income, capital preservation and price appreciation potential from investment grade corporate bonds.

KEYSTONE AMERICA OMEGA FUND, INC. - Seeks maximum capital growth from common stocks and securities convertible into common stocks.

KEYSTONE STATE TAX FREE FUND - A mutual fund consisting of five separate series of shares investing in different portfolio securities which seeks the highest possible current income, exempt from federal income taxes and applicable state taxes.

KEYSTONE STATE TAX FREE FUND - SERIES II - A mutual fund currently offering two separate series of shares investing in different portfolio securities which seeks the highest possible current income, exempt from federal income taxes and applicable state taxes.

KEYSTONE STRATEGIC INCOME FUND - Seeks high yield and capital appreciation potential from corporate bonds, discount bonds, convertible bonds, preferred stock and foreign bonds (up to 25%).

KEYSTONE WORLD BOND FUND - Seeks total return from interest income, capital gains and losses and currency exchange gains and losses from investment in debt securities denominated in U.S. and foreign currencies.

KEYSTONE FUND OF THE AMERICAS - Seeks long term growth of capital through investments in equity and debt securities in North America (the United States and Canada) and Latin America (Mexico and countries in South and Central America).

KEYSTONE STRATEGIC DEVELOPMENT FUND - Seeks long term capital growth by investing primarily in equity securities.

                                    APPENDIX
--------------------------------------------------------------------------------
                            MONEY MARKET INSTRUMENTS
--------------------------------------------------------------------------------

     Money market securities are instruments with remaining maturities of one year or less such as bank certificates of deposit, bankers' acceptances, commercial paper (including variable rate master demand notes) and obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, some of which may be subject to repurchase agreements.

COMMERCIAL PAPER
     Commercial paper will consist of issues rated at the time of purchase A-1, by S&P, or PRIME-1 by Moody's or F-1 by Fitch Investors Services, Inc. (Fitch's); or, if not rated, will be issued by companies that have an outstanding debt issue rated at the time of purchase Aaa, Aa or A by Moody's, or AAA, AA or A by S&P, or will be determined by Keystone to be of comparable quality.

A. S&P RATINGS
     An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The top category is as follows:

     1. A:  Issues  assigned  this  highest  rating are  regarded  as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

     2. A-1: This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

B. MOODY'S RATINGS
     The term "commercial paper" as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designation, judged to be investment grade, to indicate the relative repayment capacity of rated issuers.

     1. The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are deemed to have a superior capacity for repayment of short term promissory obligations. Repayment capacity of Prime-1 issuers is normally evidenced by the following characteristics:

     1)   leading market positions in well-established industries;
     2)   high rates of return on funds employed;
     3) conservative capitalization structures with moderate reliance on debt and ample asset protection;
     4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and
     5) well established access to a range of financial markets and assured sources of alternate liquidity.

     In assigning ratings to issuers whose commercial paper obligations are supported by the credit of another entity or entities, Moody's evaluates the financial strength of the affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment.

CERTIFICATES OF DEPOSIT
     Certificates of deposit are receipts issued by a bank in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity.


     Certificates of deposit will be limited to U.S. dollar-denominated certificates of U.S. banks, including their branches abroad, and of U.S. branches of foreign banks that are members of the Federal Reserve System or the Federal Deposit Insurance Corporation, and have at least $1 billion in deposits as of the date of their most recently published financial statements; or of savings and loan associations that are members of the Federal Savings and Loan Insurance Corporation, and have at least $1 billion in deposits as of the date of their most recent financial statements.


     The Fund will not acquire time deposits or obligations issued by the International Bank for Reconstruction and Development, (the "World Bank"), the Asian Development Bank or the Inter-American Development Bank. Additionally, the Fund does not currently intend to purchase foreign securities (except to the extent that certificates of deposit of foreign branches of U.S. banks may be deemed foreign securities) or purchase certificates of deposit, bankers' acceptances or other similar obligations issued by foreign banks.

BANKERS' ACCEPTANCES
     Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by the bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less. Bankers' acceptances acquired by the Fund must have been accepted by U.S. commercial banks, including foreign branches of U.S. commercial banks, having total deposits at the time of purchase in excess of $1 billion and must be payable in U.S. dollars.

U.S. GOVERNMENT SECURITIES
     Securities issued or guaranteed by the U.S. government include a variety of Treasury securities that differ only in their interest rates, maturities and dates of issuance and securities issued by the Government National Mortgage Association ("GNMA"). Treasury bills have maturities of one year or less. Treasury notes have maturities of one to ten years and Treasury bonds generally have maturities of greater than ten years at the date of issuance. GNMA securities include GNMA mortgage pass-through certificates. Such securities are supported by the full faith and credit of the U.S.

     Securities issued or guaranteed by U.S. government agencies or instrumentalities include securities issued or guaranteed by the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Banks, Federal Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, The Tennessee Valley Authority, District of Columbia Armory Board and Federal National Mortgage Association.

     Some obligations of U.S. government agencies and instrumentalities, such as securities of Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury. Others, such as bonds issued by the Federal National Mortgage Association, a private corporation, are supported only by the credit of the instrumentality. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, the Fund will invest in the securities issued by such an instrumentality only when Keystone determines under standards established by the Board of Trustees that the credit risk with respect to the instrumentality does not make its securities unsuitable investments. U.S. government securities do not include international agencies or instrumentalities in which the U.S. government, its agencies or instrumentalities participate, such as the World Bank, Asian Development Bank or the Inter-American Development Bank, or issues insured by the Federal Deposit Insurance Corporation or Federal Savings and Loan Insurance Corporation.

                      CORPORATE AND MUNICIPAL BOND RATINGS

S&P CORPORATE AND MUNICIPAL BOND RATINGS

A. MUNICIPAL NOTES
     An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria are used in making that assessment:

     a. Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note), and

     b. Source of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

     Note ratings are as follows:

     1. SP-1: Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

     2. SP-2: Satisfactory capacity to pay principal and interest.

     3. SP-3:  Speculative capacity to pay principal and interest.

B. TAX EXEMPT DEMAND BONDS
     S&P assigns "dual" ratings to all long-term debt issues that have as part of their provisions a demand or double feature.

     The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols are used to denote the put option (for example, "AAA/A-1+"). For the newer "demand notes," S&P note rating symbols, combined with the commercial paper symbols, are used (for example, "SP-1+/A-1+" ).

C.  CORPORATE AND MUNICIPAL BOND RATINGS
     An S&P corporate or municipal bond rating is a current assessment of the credit worthiness of an obligor, including obligors outside the U.S., with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers or lessees. Ratings of foreign obligors do not take into account currency exchange and related uncertainties. The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable.

     The ratings are based, in varying degrees, on the following considerations:

     a. Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

     b. Nature of and provisions of the obligation; and

     c. Protection afforded by and relative position of the obligation in the event of bankruptcy reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

     PLUS (+) OR MINUS (-): To provide more detailed indications of credit quality, ratings from "AA" to "BBB" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     A provisional rating is sometimes used by S&P. It assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion.


     Bond ratings are as follows:

     1. AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

     2. AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in a small degree.

     3. A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

     4. BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

MOODY'S CORPORATE AND MUNICIPAL BOND RATINGS

     Moody's ratings are as follows:

     1. Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     2. Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long term risks appear somewhat larger than in Aaa securities.

     3. A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

     4. Baa - Bonds that are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through Baa in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

     CON. (---) - Municipal bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

     Those municipal bonds in the Aa, A, and Baa groups that Moody's believes possess the strongest investment attributes are designated by the symbols Aa 1, A 1, and Baa 1.

--------------------------------------------------------------------------------
               FUTURES CONTRACTS AND RELATED OPTIONS TRANSACTIONS
--------------------------------------------------------------------------------

     The Fund intends to enter into currency and other financial futures contracts as a hedge against changes in prevailing levels of interest or currency exchange rates to seek relative stability of principal and to establish more definitely the effective return on securities held or intended to be acquired to the Fund or as a hedge against changes in the prices of securities or currencies held by the Fund or to be acquired by the Fund. The Fund's hedging may include sales of futures as an offset against the effect of expected increases in interest or currency exchange rates or securities prices and purchases of futures as an offset against the effect of expected declines in interest or currency exchange rates.

     For example, when the Fund anticipates a significant market or market sector advance, it will purchase a stock index futures contract as a hedge against not participating in such advance at a time when the Fund is not fully invested. The purchase of a futures contract serves as a temporary substitute for the purchase of individual securities which may then be purchased in an orderly fashion. As such purchases are made, an equivalent amount of index based futures contracts would be terminated by offsetting sales. In contrast, the Fund would sell stock index futures contracts in anticipation of or in a general market or market sector decline that may adversely affect the market value of the Fund's portfolio. To the extent that the Fund's portfolio changes in value in correlation with a given index, the sale of futures contracts on that index would substantially reduce the risk to the portfolio of a market decline or change in interest rates, and, by doing so, provide an alternative to the liquidation of the Fund's securities positions and the resulting transaction costs.

     The Fund intends to engage in options transactions that are related to currency and other financial futures contracts for hedging purposes and in connection with the hedging strategies described above.

     Although techniques other than sales and purchases of futures contracts and related options transactions could be used to reduce the Fund's exposure to interest rate and/or market fluctuations, the Fund may be able to hedge its exposure more effectively and perhaps at a lower cost through using futures contracts and related options transactions. While the Fund does not intend to take delivery of the instruments underlying futures contracts it holds, the Fund does not intend to engage in such futures contracts for speculation.

FUTURES CONTRACTS
     Futures contracts are transactions in the commodities markets rather than in the securities markets. A futures contract creates an obligation by the seller to deliver to the buyer the commodity specified in the contract at a specified future time for a specified price. The futures contract creates an obligation by the buyer to accept delivery from the seller of the commodity specified at the specified future time for the specified price. In contrast, a spot transaction creates an immediate obligation for the seller to deliver and the buyer to accept delivery of and pay for an identified commodity. In general, futures contracts involve transactions in fungible goods such as wheat, coffee and soybeans. However, in the last decade an increasing number of futures contracts have been developed that specify currencies, financial instruments or financially based indexes as the underlying commodity.

     U.S. futures contracts are traded only on national futures exchanges and are standardized as to maturity date and underlying financial instrument. The principal financial futures exchanges in the United States are The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the International Monetary Market (a division of the Chicago Mercantile Exchange), the New York Futures Exchange and the Kansas City Board of Trade. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership, which is also responsible for handling daily accounting of deposits or withdrawals of margin. A futures commission merchant ("Broker") effects each transaction in connection with futures contracts for a commission. Futures exchanges and trading are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC") and National Futures Association ("NFA").

INTEREST RATE FUTURES CONTRACTS
     The sale of an interest rate futures contract creates an obligation by the Fund, as seller, to deliver the type of financial instrument specified in the contract at a specified future time for a specified price. The purchase of an interest rate futures contract creates an obligation by the Fund, as purchaser, to accept delivery of the type of financial instrument specified at a specified future time for a specified price. The specific securities delivered or accepted, respectively, at settlement date, are not determined until at or near that date. The determination is in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

     Currently interest rate futures contracts can be purchased or sold on 90-day U.S. Treasury bills, U.S. Treasury bonds, U.S. Treasury notes with maturities between 6 1/2 and 10 years, GNMA certificates, 90-day domestic bank certificates of deposit, 90-day Commercial paper, and 90-day Eurodollar certificates of deposit. It is expected that futures contracts trading in additional financial instruments will be authorized. The standard contract size is $100,000 for futures contracts in U.S. Treasury bonds, U.S. Treasury notes and GNMA certificates, and $1,000,000 for the other designated contracts. While U.S. Treasury bonds, U.S. Treasury bills and U.S. Treasury notes are backed by the full faith and credit of the U.S. government and GNMA certificates are guaranteed by a U.S. government agency, the futures contracts in U.S. government securities are not obligations of the U.S. Treasury.

INDEX BASED FUTURES CONTRACTS

     STOCK INDEX FUTURES CONTRACTS
     A stock index assigns relative values to the common stocks included in the index. The index fluctuates with changes in the market values of the common stocks so included. A stock index futures contract is a bilateral agreement by which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the closing value of the stock index on the expiration date of the contract and the price at which the futures contract is originally made. No physical delivery of the underlying stocks in the index is made.

     Currently stock index futures contracts can be purchased or sold on the S&P Index of 500 Stocks, the S&P Index of 100 Stocks, the New York Stock Exchange Composite Index, the Value Line Index and the Major Market Index. It is expected that futures contracts trading in additional stock indices will be authorized. The standard contract size is $500 times the value of the index.

     The Fund does not believe that differences between existing stock indices will create any differences in the price movements of the stock index futures contracts in relation to the movements in such indices. However, such differences in the indices may result in differences in correlation of the futures with movements in the value of the securities being hedged.

     OTHER INDEX BASED FUTURES CONTRACTS
     It is expected that bond index and other financially based index futures contracts will be developed in the future. It is anticipated that such index based futures contracts will be structured in the same way as stock index futures contracts but will be measured by changes in interest rates, related indexes or other measures, such as the consumer price index. In the event that such futures contracts are developed the Fund will sell interest rate index and other index based futures contracts to hedge against changes which are expected to affect the Fund's portfolio.

     The purchase or sale of a futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received. Instead, to initiate trading an amount of cash, cash equivalents, money market instruments, or U.S. Treasury bills equal to approximately 1 1/2% (up to 5%) of the contract amount must be deposited by the Fund with the Broker. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions. Futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

     Subsequent payments, called variation margin, to the Broker and from the Broker, are made on a daily basis as the value of the underlying instrument or index fluctuates making the long and short positions in the futures contract more or less valuable, a process known as mark-to-market. For example, when the Fund has purchased a futures contract and the price of the underlying financial instrument or index has risen, that position will have increased in value, and the Fund will receive from the Broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the underlying financial instrument or index has declined, the position would be less valuable and the Fund would be required to make a variation margin payment to the Broker. At any time prior to expiration of the futures contract, the Fund may elect to close the position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the Broker, and the Fund realizes a loss or gain.

     The Fund intends to enter into arrangements with its custodian and with Brokers to enable its initial margin and any variation margin to be held in a segregated account by its custodian on behalf of the Broker.

     Although interest rate futures contracts by their terms call for actual delivery or acceptance of financial instruments, and index based futures contracts call for the delivery of cash equal to the difference between the closing value of the index on the expiration date of the contract and the price at which the futures contract is originally made, in most cases such futures contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by an offsetting transaction in which the Fund enters into a futures contract purchase for the same aggregate amount of the specific type of financial instrument or index and same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by an offsetting transaction in which the Fund enters into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain. If the purchase price exceeds the offsetting sale price the Fund realizes a loss. The amount of the Fund's gain or loss on any transaction is reduced or increased, respectively, by the amount of any transaction costs incurred by the Fund.

     As an example of an offsetting transaction, the contractual obligations arising from the sale of one contract of September U.S. Treasury bills on an exchange may be fulfilled at any time before delivery of the contract is required (i.e. on a specified date in September, the "delivery month") by the purchase of one contract of September U.S. Treasury bills on the same exchange. In such instance the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase after allowance for transaction costs, represents the profit or loss to the Fund.

     There can be no assurance, however, that the Fund will be ableto enter into an offsetting transaction with respect to a particular contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the contract and to complete the contract according to its terms.

OPTIONS ON CURRENCY AND OTHER FINANCIAL FUTURES
     The Fund intends to purchase call and put options on currency and other financial futures contracts and sell such options to terminate an existing position. Options on futures are similar to options on stocks except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account. This amount represents the amount by which the market price of the futures contract at exercise exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. If an option is exercised the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and value of the futures contract.

     The Fund intends to use options on currency and other financial futures contracts in connection with hedging strategies. In the future the Fund may use such options for other purposes.

PURCHASE OF PUT OPTIONS ON FUTURES CONTRACTS
     The purchase of protective put options on currency and other financial futures contracts is analogous to the purchase of protective puts on individual stocks, where an absolute level of protection is sought below which no additional economic loss would be incurred by the Fund. Put options may be purchased to hedge a portfolio of stocks or debt instruments or a position in the futures contract upon which the put option is based.

PURCHASE OF CALL OPTIONS ON FUTURES CONTRACTS
     The purchase of a call option on a currency and other financial futures contract represents a means of obtaining temporary exposure to market appreciation at limited risk. It is analogous to the purchase of a call option on an individual stock, which can be used as a substitute for a position in the stock itself. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the underlying financial instrument or index itself, purchase of a call option may be less risky than the ownership of the interest rate or index based futures contract or the underlying securities. Call options on commodity futures contracts may be purchased to hedge against an interest rate increase or a market advance when the Fund is not fully invested.

USE OF NEW INVESTMENT TECHNIQUES INVOLVING CURRENCY AND OTHER FINANCIAL FUTURES CONTRACTS OR RELATED OPTIONS
     The Fund may employ new investment techniques involving currency and other financial futures contracts and related options. The Fund intends to take advantage of new techniques in these areas which may be developed from time to time and which are consistent with the Fund's investment objective. The Fund believes that no additional techniques have been identified for employment by the Fund in the foreseeable future other than those described above.

LIMITATIONS ON PURCHASE AND SALE OF FUTURES CONTRACTS AND RELATED OPTIONS ON SUCH FUTURES CONTRACTS
     The Fund will not enter into a futures contract if, as a result thereof, more than 5% of the Fund's total assets (taken at market value at the time of entering into the contract) would be committed to margin deposits on such futures contracts.

     The Fund intends that its futures contracts and related options transactions will be entered into for traditional hedging purposes. That is, futures contracts will be sold to protect against a decline in the price of securities that the Fund owns, or futures contracts will be purchased to protect the Fund against an increase in the price of securities it intends to purchase. The Fund does not intend to enter into futures contracts for speculation.

     In instances involving the purchase of futures contracts by the Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts will be deposited in a segregated account with the Fund's custodian and/or in a margin account with a Broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

FEDERAL INCOME TAX TREATMENT
     For federal income tax purposes, the Fund is required to recognize as income for each taxable year its net unrealized gains and losses on futures contracts as of the end of the year as well as those actually realized during the year. Any gain or loss recognized with respect to a futures contract is considered to be 60% long term and 40% short term, without regard to the holding period of the contract. In the case of a futures transaction classified as a "mixed straddle," the recognition of losses may be deferred to a later taxable year. The federal income tax treatment of gains or losses from transactions in options on futures is unclear.

     In order for the Fund to continue to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income. Any net gain realized from the closing out of futures contracts, for purposes of the 90% requirement, will be qualifying income. In addition, gains realized on the sale or other disposition of securities held for less than three months must be limited to less than 30% of the Fund's annual gross income. The 1986 Tax Act added a provision which effectively treats both positions in certain hedging transactions as a single transaction for the purpose of the 30% requirement. The provision provides that, in the case of any "designated hedge," increases and decreases in the value of positions of the hedge are to be netted for the purposes of the 30% requirement. However, in certain situations, in order to avoid realizing a gain within a three month period, the Fund may be required to defer the closing out of a contract beyond the time when it would otherwise be advantageous to do so.

RISKS OF FUTURES CONTRACTS
     Currency and other financial futures contracts prices are volatile and are influenced, among other things, by changes in stock prices, market conditions, prevailing interest rates and anticipation of future stock prices, market movements or interest rate changes, all of which in turn are affected by economic conditions, such as government fiscal and monetary policies and actions, and national and international political and economic events.

     At best, the correlation between changes in prices of futures contracts and of the securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances, such as variations in speculative market demand for futures contracts and for securities, including technical influences in futures contracts trading; differences between the securities being hedged and the financial instruments and indexes underlying the standard futures contracts available for trading, in such respects as interest rate levels, maturities and credit worthiness of issuers, or identities of securities comprising the index and those in the Fund's portfolio. In addition futures contract transactions involve the remote risk that a party be unable to fulfill its obligations and that the amount of the obligation will be beyond the ability of the clearing broker to satisfy. A decision of whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

     Because of the low margin deposits required, futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out, and a 15% decrease would result in a loss equal to 150% of the original margin deposit. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. However, the Fund would presumably have sustained comparable losses if, instead of entering into the futures contract, it had invested in the underlying financial instrument. Furthermore, in order to be certain that the Fund has sufficient assets to satisfy its obligations under a futures contract, the Fund will establish a segregated account in connection with its futures contracts that will hold cash or cash equivalents equal in value to the current value of the underlying instruments or indices less the margins on deposit.

     Most U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

RISKS OF OPTIONS ON FUTURES CONTRACTS
     In addition to the risks described above for currency and other financial futures contracts, there are several special risks relating to options on futures contracts. The ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid secondary market. There is no assurance that a liquid secondary market will exist for any particular contract or at any particular time. The Fund will not purchase options on any futures contract unless and until it believes that the market for such options has developed sufficiently that the risks in connection with such options are not greater than the risks in connection with the futures contracts. Compared to the use of futures contracts, the purchase of options on such futures involves less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the use of an option on a futures contract would result in a loss to the Fund, even though the use of a futures contract would not, such as when there is no movement in the level of the futures contract.

                         FOREIGN CURRENCY TRANSACTIONS

     The Fund may invest in securities of foreign issuers. When the Fund invests in foreign securities they usually will be denominated in foreign currencies and the Fund temporarily may hold funds in foreign currencies. Thus, the value of a Fund share will be affected by changes in exchange rates.

FORWARD CURRENCY CONTRACTS
     As one way of managing exchange rate risk, the Fund may enter into forward currency exchange contracts (agreements to purchase or sell currencies at a specified price and date). Under the contract, the exchange rate for the transaction (the amount of currency the Fund will deliver or receive when the contract is completed) is fixed when the Fund enters into the contract. The Fund usually will enter into these contracts to stabilize the U.S. dollar value of a security it has agreed to buy or sell. The Fund also may use these contracts to hedge the U.S. dollar value of a security it already owns, particularly if the Fund expects a decrease in the value of the currency in which the foreign security is denominated. Although the Fund will attempt to benefit from using forward contracts, the success of its hedging strategy will depend on Keystone's ability to predict accurately the future exchange rate between foreign currencies and the U.S. dollar. The value of the Fund's investments denominated in foreign currencies will depend on the relative strength of those currencies and the U.S. dollar, and the Fund may be affected favorably or unfavorably by changes in the exchange rate or exchange control regulations between foreign currencies and the dollar. Changes in foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to shareholders by the Fund.

CURRENCY FUTURES CONTRACTS
     Currency futures contracts are bilateral agreements under which two parties agree to take or make delivery of a specified amount of a currency at a specified future time for a specified price. Trading of currency futures contracts in the United States is regulated under the Commodity Exchange Act by the CFTC and NFA. Currently the only national futures exchange on which currency futures are traded is the International Monetary Market of the Chicago Mercantile Exchange. Foreign currency futures trading is conducted in the same manner and subject to the same regulations as trading in interest rate and index based futures. The Fund intends to only engage in currency futures contracts for hedging purposes, and not for speculation. The Fund may engage in currency futures contracts for other purposes if authorized to do so by the Board. The hedging strategies which will be used by the Fund in connection with foreign currency futures contracts are similar to those described above for forward foreign currency exchange contracts.

     Currently, currency futures contracts for the British Pound Sterling, Canadian Dollar, Dutch Guilder, Deutsche Mark, Japanese Yen, Mexican Peso, Swiss Franc, and French Franc can be purchased or sold for U.S. dollars through the International Monetary Market. It is expected that futures contracts trading in additional currencies will be authorized. The standard contract sizes are L125,000 for the Pound, 125,000 for the Guilder, Mark and Swiss Francs, C$100,000 for the Canadian Dollar, Y12,500,000 for the Yen, and 1,000,000 for the Peso. In contrast to Forward Currency Exchange Contracts which can be traded at any time, only four value dates per year are available, the third Wednesday of March, June, September and December.

FOREIGN CURRENCY OPTIONS TRANSACTIONS
     Foreign currency options (as opposed to futures) are traded in a variety of currencies in both the United States and Europe. On the Philadelphia Stock Exchange, for example, contracts for half the size of the corresponding futures contracts on the Chicago Board Options Exchange are traded with up to nine months maturity in marks, sterling, yen, Swiss Francs, and Canadian dollars. Options can be exercised at any time during the contract life, and require a deposit subject to normal margin requirements. Since a futures contract must be exercised, the Fund must continually make up the margin balance. As a result, a wrong price move could result in the Fund losing more than the original investment, as it cannot walk away from the futures contract as it can an option contract.

     The Fund will purchase call and put options and sell such options to terminate an existing position. Options on foreign currency are similar to options on stocks except that an option on an interest rate and/or index based futures contract gives the purchaser the right, in return for the premium paid, to purchase or sell foreign currency, rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option.

     The Fund intends to use foreign currency option transactions in connection with hedging strategies.

PURCHASE OF PUT OPTIONS ON FOREIGN CURRENCIES
     The purchase of protective put options on a foreign currency is analogous to the purchase of protective puts on individual stocks, where an absolute level of protection is sought below which no additional economic loss would be incurred by the Fund. Put options may be purchased to hedge a portfolio of foreign stocks or foreign debt instruments or a position in the foreign currency upon which the put option is based.

PURCHASE OF CALL OPTIONS ON FOREIGN CURRENCIES
     The purchase of a call option on foreign currency represents a means of obtaining temporary exposure to market appreciation at limited risk. It is analogous to the purchase of a call option on an individual stock, which can be used as a substitute for a position in the stock itself. Depending on the pricing of the option compared to either the foreign currency upon which it is based, or upon the price of the foreign stock or foreign debt instruments, purchase of a call option may be less risky than the ownership of the foreign currency or the foreign securities. The Fund would purchase a call option on a foreign currency to hedge against an increase in the foreign currency or a foreign market advance when the Fund is not fully invested.

     The Fund may employ new investment techniques involving forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies in order to take advantage of new techniques in these areas which may be developed from time to time and which are consistent with the Fund's investment objective. The Fund believes that no additional techniques have been identified for employment by the Fund in the foreseeable future other than those described above.

CURRENCY TRADING RISKS
     Currency exchange trading may involve significant risks. The four major types of risk the Fund faces are exchange rate risk, interest rate risk, credit risk and country risk.

EXCHANGE RATE RISK
     Exchange rate risk results from the movement up and down of foreign currency values in response to shifting market supply and demand. When the Fund buys or sells a foreign currency, an exposure called an open position is created. Until the time that position can be "covered" by selling or buying an equivalent amount of the same currency, the Fund is exposed to the risk that the exchange rate might move against it. Since exchange rate changes can readily move in one direction, a position carried overnight or over a number of days involves greater risk than one carried a few minutes or hours. Techniques such as foreign currency forward and futures contracts and options on foreign currency are intended to be used by the Fund to reduce exchange rate risk.

MATURITY GAPS AND INTEREST RATE RISK
     Interest rate risk arises whenever there are mismatches or gaps in the maturity structure of the Fund's foreign exchange currency holdings, which is the total of its outstanding spot and forward or futures contracts.

     Foreign currency transactions often involve borrowing short term and lending longer term to benefit from the normal tendency of interest rates to be higher for longer maturities. However in foreign exchange trading, while the maturity pattern of interest rates for one currency is important, it is the differential between interest rates for two currencies that is decisive.

CREDIT RISK
     Whenever the Fund enters into a foreign exchange contract, it faces a risk, however small, that the counter party will not perform under the contract. As a result there is a credit risk, although no extension of "credit" is intended. To limit credit risk, the Fund intends to evaluate the credit worthiness of each other party. The Fund does not intend to trade more than 5% of its net assets under foreign exchange contracts with one party.

     Credit risk exists because the Fund's counter party may be unable or unwilling to fulfill its contractual obligations as a result of bankruptcy or insolvency or when foreign exchange controls prohibit payment. In any foreign exchange transaction, each party agrees to deliver a certain amount of currency to the other on a particular date. In establishing its hedges, a Fund relies on each contract being completed. If the contract is not performed, then the Fund's hedge is eliminated, and the Fund is exposed to any changes in exchange rates since the contract was originated. To put itself in the same position it would have been in had the contract been performed, the Fund must arrange a new transaction. However, the new transaction may have to be arranged at an adverse exchange rate. The trustee for a bankrupt company may elect to perform those contracts that are advantageous to the company but disclaim those contracts that are disadvantageous, resulting in losses to the Fund.

     Another form of credit risk stems from the time zone differences between the U.S. and foreign nations. If the Fund sells sterling it generally must pay pounds to a counter party earlier in the day than it will be credited with dollars in New York. In the intervening hours, the buyer can go into bankruptcy or can be declared insolvent. Thus, the dollars may never be credited to the Fund.

COUNTRY RISK
     At one time or another, virtually every country has interfered with international transactions in its currency. Interference has taken the form of regulation of the local exchange market, restrictions on foreign investment by residents, or limits on inflows of investment funds from abroad. Governments take such measures, for example, to improve control over the domestic banking system, or to influence the pattern of receipts and payments between residents and foreigners. In those cases, restrictions on the exchange market or on international transactions are intended to affect the level or movement of the exchange rate. Occasionally a serious foreign exchange shortage may lead to payments interruptions or debt servicing delays, as well as interference in the exchange market. It has become increasingly difficult to distinguish foreign exchange or credit risk from country risk.

     Changes in regulations or restrictions usually do have an important exchange market impact. Most disruptive are changes in rules which interfere with the normal payments mechanism. If government regulations change and a counterparty is either forbidden to perform or is required to do something extra, then the Fund might be left with an unintended open position or an unintended maturity mismatch. Dealing with such unintended long or short positions could result in unanticipated costs to the Fund.

     Other changes in official regulations influence international investment transactions. If one of the factors affecting the buying or selling of a currency changes, the exchange rate is likely to respond. Changes in such controls often are unpredictable and can create a significant exchange rate response.

     Many major countries have moved toward liberalization of exchange and payments restrictions in recent years or accepted the principle that restrictions should be relaxed. A few industrial countries have moved in the other direction. Important liberalizations were carried out by Switzerland, the United Kingdom and Japan. They dismantled mechanisms for restricting either foreign exchange inflows (Switzerland), outflows (Britain), or elements of both (Japan). By contrast, France and Mexico have recently tightened foreign exchange controls.

     Overall, many exchange markets are still heavily restricted. Several countries limit access to the forward market to companies financing documented export or import transactions in an effort to insulate the market from purely speculative activities. Some of these countries permit local traders to enter into forward contracts with residents but prohibit certain forward transactions with nonresidents. By comparison, other countries have strict controls on exchange transactions by residents, but permit free exchange transactions between local traders and non-residents. A few countries have established tiered markets, funneling commercial transactions through one market and financial transactions through another. Outside the major industrial countries, relatively free foreign exchange markets are rare and controls on foreign currency transactions are extensive.

     Another aspect of country risk has to do with the possibility that the Fund may be dealing with a foreign trader whose home country is facing a payments problem. Even though the foreign trader intends to perform on its foreign exchange contracts, the contracts are tied to other external liabilities the country has incurred. As a result, performance may be delayed and can result in unanticipated cost to the Fund. This aspect of country risk is a major element in the Fund's credit judgment as to with whom it will deal and in what amounts.

SCHEDULE OF INVESTMENTS--November 30, 1994
                                                            Coupon      Maturity     Principal       Market
                                                             Rate         Date        Amount         Value
MUNICIPAL BONDS (97.3%)
ALABAMA
Alabama Housing Finance Agency, Single Family Mortgage      10.750%    06/01/2013   $  485,000    $   497,600
ALASKA
Alaska Housing Finance Corporation, Collateralized Home
Mortgage                                                     8.750     12/01/2016    1,700,000      1,746,104
North Slope Borough, Alaska, General Obligation
Refunding (ETM)                                              8.350     06/30/1998      450,000        485,393
ARIZONA
Salt River Project, Arizona, Agricultural Improvement,
Series C                                                     5.000     01/01/2016    3,000,000      2,299,350
CALIFORNIA
California Educational Facilities Authority, Stanford
University Project, Series H                                 5.000     01/01/2015    1,250,000        976,075
California Housing Finance Agency, Home Mortgage
Revenue, Single Family                                       8.600     08/01/2019      480,000        495,178
California Statewide Community Development, Salk
Institute                                                    6.100     07/01/2014      920,000        812,571
Fresno, California, Health Facility, Holy Cross Health
Systems (MBIA)                                               5.625     12/01/2015    1,500,000      1,254,270
Los Angeles, California, Community Redevelopment
Agency, Series H (FSA)                                       6.500     12/01/2016      750,000        704,085
Los Angeles, California, Public Works Finance
Authority, Multi Capital Facilities Project 1v (MBIA)        5.250     12/01/2016    1,500,000      1,192,965
Pleasant Hill, California, Joint Powers Financing,
Capital Improvement Progam, Series A                         5.250     12/01/2016      500,000        398,125
Sacramento County, California, Certificates of
Participation                                                5.750     06/01/2015    1,040,000        895,305
San Joaquin Hills, California, Transportation Corridor
Agency, Toll Road                                            6.750     01/01/2032    1,000,000        884,700
San Joaquin Hills, California, Transportation Corridor
Agency, Toll Road (effective yield 7.75%) (a)                0.000     01/01/2020    2,000,000        277,440
San Jose, California, Redevelopment Tax Allocation
(MBIA)                                                       6.000     08/01/2015      500,000        451,185
Southern California Public Power Authority                   5.750     07/01/2017    1,000,000        981,950
University of California, Multiple Purpose Project,
Series C (AMBAC)                                             5.000     09/01/2013      500,000        394,070
COLORADO
City and County of Denver, Colorado, Airport System,
Series A                                                     7.000     11/15/1999    1,250,000      1,216,437
City and County of Denver, Colorado, Airport System,
Series A, S-91                                               8.750     11/15/2023      750,000        765,262
City and County of Denver, Colorado, Airport System,
Series A                                                     7.250     11/15/2025    1,000,000        907,940
City and County of Denver, Colorado, Airport System,
Series B                                                     7.250     11/15/2012      750,000        692,558
City and County of Denver, Colorado, Airport System,
Series D                                                     7.750     11/15/2013    1,100,000      1,056,429
City and County of Denver, Colorado, Airport System,
Series D                                                     7.000     11/15/2025    1,000,000        869,480
Colorado Housing Finance Authority, Single Family
Residential Revenue                                          8.750     09/01/2017      650,000        669,429
Jefferson County, Colorado, Single Family Refunding          8.875     10/01/2013      215,000        222,994
CONNECTICUT
Connecticut Special Tax Obligation, Revenue
Transportation
Infrastructure Series                                        5.375     09/01/2008    1,000,000        860,240
DELAWARE
Delaware Health Facilities Authority, Medical Center of
Delaware (MBIA)                                              6.250     10/01/2006    1,000,000        997,810


Keystone America Tax Free Income Fund
SCHEDULE OF INVESTMENTS--November 30, 1994
                                                            Coupon      Maturity     Principal       Market
                                                             Rate         Date        Amount         Value
DISTRICT OF COLUMBIA
District of Columbia, General Obligation (AMBAC)             5.400%    06/01/2006   $1,000,000     $  894,490
District of Columbia, General Obligation, Series E
(FSA)                                                        6.000     06/01/2011    1,000,000        896,970
FLORIDA
Dade County, Florida, School District (MBIA)                 5.000     08/01/2013    1,000,000        796,180
Escambia County, Florida, Pollution Control, Champion
International Corp. Project                                  6.900     08/01/2022    1,500,000      1,367,430
Florida Board of Education Capital Outlay, Public
Education, Series A                                          6.100     06/01/2024    1,750,000      1,578,255
Florida Board of Education Capital Outlay, Refunding
Public Education, Series D                                   5.000     06/01/2015    1,000,000        777,950
Florida State Turnpike Authority, Series A                   5.000     07/01/2014    2,000,000      1,594,540
Orange County Housing Finance Authority, Florida, GNMA
Collateralized Mortgage Revenue Refunding                    8.400     12/01/2018      300,000        309,450
Palm Beach County, Florida, Health Facilities
Authority, Good Samaritan Health Systems                     6.200     10/01/2011    1,500,000      1,298,550
Palm Beach County, Florida, Solid Waste Authority,
Adjustable/Fixed Rate Revenue                                8.750     07/01/2010       55,000         60,156
Palm Beach County, Florida, Solid Waste Industrial
Development (Osceola Power)                                  6.950     01/01/2022    1,250,000      1,114,625
Palm Beach County, Florida, Solid Waste Industrial
Development, Okeelanta Power Project                         6.850     02/15/2021    2,000,000      1,773,340
Tallahassee, Florida, Health Facilities, Tallahassee
Memorial Regional Medical Project                            6.625     12/01/2013    2,640,000      2,576,798
Tampa, Florida, Subordinated Guaranteed Entitlement
Revenue, Series 1988B                                        8.400     10/01/2008    1,105,000      1,208,660
ILLINOIS
Chicago, Illinois, Gas Supply Revenue (People's Gas
Light and Coke Co.)                                          8.100     05/01/2020      910,000        965,819
Illinois Educational Facilities Authority, Wesleyan
University                                                   5.625     09/01/2018    1,500,000      1,214,640
Illinois Health Facilities Authority, Community
Hospital, Ottawa Project                                     6.850     08/15/2024    1,500,000      1,277,595
Illinois Health Facilities Authority, United Medical
Center                                                       8.375     07/01/2012    1,000,000      1,137,100
Quincy, Illinois, Blessing Hospital Revenue                  6.000     11/15/2018      750,000        606,848
Robbins, Illinois, Resources Recovery Revenue                9.250     08/15/2014    1,000,000      1,014,030
LOUISIANA
Louisiana Public Facilities Authority Revenue
Prerefunded Health and Education Capital D                   7.900     12/01/2015      235,000        257,828
Louisiana Public Facilities Authority, West Jefferson
Medical Center                                               7.900     12/01/2015    1,470,000      1,588,688
MARYLAND
Maryland State Community Development Administration          8.125     04/01/2017      420,000        427,820
MASSACHUSETTS
Boston, Massachusetts, Metropolitan District General
Obligation                                                   5.900     12/01/2009      900,000        844,056
Massachusetts Bay Transportation Authority, Series A         7.000     03/01/2011    1,000,000      1,016,830
Massachusetts Bay Transportation Authority, Series A         6.250     03/01/2012    2,000,000      1,864,860
Massachusetts General Obligation (FGIC) (effective
yield 7.00%) (a)                                             0.000     06/01/2007      400,000        180,372


SCHEDULE OF INVESTMENTS--November 30, 1994
                                                            Coupon      Maturity     Principal       Market
                                                             Rate         Date        Amount         Value
MASSACHUSETTS--continued
Massachusetts Health And Educational Facilities
Authority, Daughters of Charity                              6.100%    07/01/2014   $  600,000     $  543,168
Massachusetts Health And Educational Facilities
Authority, Holyoke Hospital                                  6.500     07/01/2015    1,000,000        854,420
Massachusetts Health And Educational Facilities
Authority, Mount Auburn Hospital                             6.250     08/15/2014      500,000        457,440
Massachusetts Health And Educational Facilities
Authority, Winchester Hospital                               5.750     07/01/2024      350,000        277,728
Massachusetts Housing Finance Agency                         6.300     10/01/2013    3,500,000      3,168,865
Massachusetts Housing Finance Agency (MBIA)                  5.950     12/01/2014      850,000        736,185
Massachusetts Housing Finance Agency, Housing Revenue        9.000     12/01/2018      305,000        317,423
Massachusetts Housing Finance Agency, Multi-family
Residential Housing                                          8.800     08/01/2021      250,000        255,003
Massachusetts Housing Finance Agency, Residential
Housing                                                      8.500     08/01/2020       15,000         15,148
Massachusetts Housing Finance Agency, Residential
Housing                                                      8.400     08/01/2021    1,490,000      1,501,935
Massachusetts Industrial Finance Agency, Harvard
Community Health Plan, Inc.                                  8.125     10/01/2017      300,000        310,473
Massachusetts Industrial Finance Agency, Solid Waste
Disposal                                                     9.000     07/01/2016    1,400,000      1,393,392
Massachusetts State Water Pollution, Series A                6.375     02/01/2015    1,000,000        933,710
Massachusetts Water Resources Authority, Series C            6.000     12/01/2011    1,000,000        916,050
North Adams, Massachusetts, Limited Tax, General
Obligation                                                   5.700     03/01/2013      600,000        526,062
Quincy, Massachusetts, Revenue Refunding, Quincy
Hospital                                                     5.250     01/15/2016      375,000        298,732
MICHIGAN
Monroe County, Michigan, Economic Development Corp.,
Detroit Edison Co. (FGIC)                                    6.950     09/01/2022      500,000        496,865
Pinckney, Michigan, Community Schools, Livingston and
Washtenaw Counties                                           5.000     05/01/2014      500,000        394,800
MINNESOTA
Minnesota Housing Finance Agency, Single Family
Mortgage                                                     8.200     08/01/2019      595,000        604,121
MISSOURI
Kansas City, Missouri, School District Building,
Capital Improvement Project                                  5.000     02/01/2014    1,500,000      1,203,045
Missouri Health and Educational Facility Revenue,
Children's Mercy Hospital Project                            6.000     08/15/2023    1,000,000        771,880
Missouri Housing Development Corp. Multi-family Series
A                                                            5.400     02/01/2013       60,000         50,281
Missouri State Health and Educational Facilities
Authority, Barnes Jewish Inc.                                5.250     05/15/2012      700,000        566,237
University of Missouri, Refunding Improvement Systems
Facilities                                                   5.200     11/01/2008      500,000        431,155
NEVADA
Henderson County, Nevada, Water, Series A (AMBAC)            6.200     12/01/2009    1,280,000      1,198,451
Henderson County, Nevada, Water, Series A (AMBAC)            6.375     12/01/2010    1,360,000      1,293,129
NEW HAMPSHIRE
New Hampshire Housing Finance Authority, Single Family
Residential Mortgage                                         8.625     07/01/2013      245,000        249,596

Keystone America Tax Free Income Fund
SCHEDULE OF INVESTMENTS--November 30, 1994
                                                            Coupon      Maturity     Principal       Market
                                                             Rate         Date        Amount         Value
NEW JERSEY
New Jersey Health Care Facilities Financing Authority,
General Hospital Center of Passaic, Inc.                    10.375%    07/01/2014   $1,000,000    $  1,049,040
NEW MEXICO
Albuquerque, New Mexico, Airport Revenue                     8.750     07/01/2019      500,000         536,395
New Mexico Mortgage Finance Authority, Single Family
Mortgage                                                     8.500     07/01/2007      415,000         413,315
New Mexico Mortgage Finance Authority, Single Family
Mortgage                                                     8.625     07/01/2017    2,140,000       2,130,627
NEW YORK
Erie County, New York, Water Authority, Fourth
Resolution Revenue Refunding (effective yield 7.30%)
(a)                                                          0.000     12/01/2017      330,000          63,505
Metropolitan Transportation Authority, New York, Series
K Transport Facilities Revenue                               6.000     07/01/2016      135,000         120,048
New York City, New York, General Obligation, Fiscal
1992, Series A                                               7.750     08/15/2015    1,500,000       1,523,400
New York State Dormitory Authority, City University
(AMBAC)                                                      6.250     07/01/2016      365,000         338,096
New York State Dormitory Authority, State University         5.300     05/15/2010      100,000          84,397
New York State Dormitory Authority, State University         5.875     05/15/2011    1,500,000       1,283,805
New York State Dormitory Authority, State University         6.375     05/15/2014    2,000,000       1,804,920
New York State Environmental Facilities Corp., State
Water Pollution Control (New York City Water Finance
Authority)                                                   5.875     06/15/2014    2,000,000       1,744,560
New York State Local Government Assistance Corp.,
Series A                                                     5.375     04/01/2014    1,100,000         888,426
New York State Thruway Authority, Service Contract
Revenue, Local Highways and Bridges                          5.750     04/01/2009    1,300,000       1,183,416
New York State Thruway Authority, Service Contract
Revenue, Local Highways and Bridges                          5.875     04/01/2014    2,000,000       1,710,080
New York State Urban Development Corp. Correctional
Capital Facilities Series 4                                  5.250     01/01/2013    1,000,000         778,020
New York State Urban Development Corp., Correctional
Facilities                                                   5.750     01/01/2013    1,000,000         827,050
New York, New York, General Obligation                       7.700     02/01/2009    1,000,000       1,023,620
NORTH CAROLINA
North Carolina Eastern Municipal Power Agency                7.250     01/01/2007    1,000,000       1,014,750
North Carolina Eastern Municipal Power Agency, Series
1993C                                                        5.000     01/01/2021    2,000,000       1,409,340
North Carolina Municipal Power Agency No. 1, Catawba
Electric                                                     9.000     01/01/2013      100,000         102,419
OKLAHOMA
Tulsa, Oklahoma Industrial Authority Hospital Revenue,
St. John Medical Center Project, Series A                    6.250     02/15/2014    1,250,000       1,114,700
OREGON
Western Generation Agency, Oregon, Wauna Cogeneration
Project,
Series B (7/15/94-$1,000,000) (c)                            7.400     01/01/2016    1,000,000         947,200
PENNSYLVANIA
Beaver County, Pennsylvania, Industrial Development
Authority, Pollution Control Power Co.-Mansfield
Project)                                                     5.450     09/15/2028    2,000,000       1,608,560


SCHEDULE OF INVESTMENTS--November 30, 1994
                                                            Coupon      Maturity     Principal       Market
                                                             Rate         Date        Amount         Value
PENNSYLVANIA--continued
Butler County, Pennsylvania, Hospital Authority, Butler
Memorial Hospital                                            8.000%    07/01/2016   $  935,000     $  977,402
Cambria County, Pennsylvania, Hospital Development
Authority, Conemaugh Valley Memorial Hospital                8.875     07/01/2018    2,070,000      2,321,712
Chester County, Pennsylvania, Health And Education
Facilities Authority, Mainline Health System                 5.500     05/15/2015    1,000,000        778,700
Pennsylvania Convention Center Authority (effective
yield 7.00%) (a)                                             0.000     09/01/2008    3,500,000      1,411,410
Pennsylvania Economic Development Financing Authority,
Resources Recovery, Culver Project                           7.125     12/01/2015    1,000,000        916,470
Pennsylvania Economic Development Financing Authority,
Resources Recovery, Northampton Project                      6.500     01/01/2013    2,000,000      1,715,040
Pennsylvania General Obligation                              5.375     05/01/2013      700,000        584,689
Pennsylvania Higher Education Facilities Authority,
Temple University                                            5.750     04/01/2031      500,000        407,960
Philadelphia, Pennsylvania, Hospital and Higher
Education Facilities, Albert Einstein Medical Center
Authority                                                    7.625     04/01/2011      250,000        254,273
Philadelphia, Pennsylvania, Hospital and Higher
Education Facilities, Children's Hospital Authority,
Hospital Revenue                                             5.375     02/15/2014    2,000,000      1,607,640
Philadelphia, Pennsylvania, Hospital and Higher
Education Facilities, Community College (MBIA)               6.500     05/01/2007    1,000,000        989,450
Pottsville, Pennsylvania, Hospital Authority, Daughters
of Charity Health Systems, Inc.,                             8.250     08/01/2012      290,000        315,682
Scranton-Lackawanna, Pennsylvania, Health and Welfare
Authority Revenue, Walters Institute Project                 8.125     07/15/2028    2,200,000      2,322,540
PUERTO RICO
Puerto Rico Commonwealth, General Obligation                 7.000     07/01/2005    1,000,000        981,270
Puerto Rico Electric Power Authority, Series S               7.000     07/01/2007    1,365,000      1,394,116
Puerto Rico Public Buildings Authority, Guaranteed
Public Education and Health Facilities, Series M             5.700     07/01/2009    1,000,000        892,490
SOUTH DAKOTA
South Dakota Student Loan Finance                            6.750     08/01/2010    1,510,000      1,405,357
TENNESSEE
Bristol, Tennessee, Health and Education Authority,
Bristol Memorial Hospital (FGIC)                             6.750     09/01/2010    2,000,000      1,985,740
Bristol, Tennessee, Health and Education Authority,
Bristol Memorial Hospital (FGIC)                             8.870     09/01/2021    1,300,000      1,175,720
Knox County, Tennessee, Health and Educational
Facilities                                                   7.250     01/01/2010    1,000,000      1,043,570
Knox County, Tennessee, Health and Educational
Facilities, Fort Saunders Hospital Alliance, Series C
(MBIA)                                                       5.250     01/01/2015    1,500,000      1,222,875
TEXAS
Brazos River Authority, Texas, Revenue Refunding,
Houston Light and Power Project (BIGI)                       8.100     05/01/2019    3,000,000      3,204,600
Brazos, Texas, Higher Education Authority Inc.               6.500     06/01/2004      450,000        438,930


Keystone America Tax Free Income Fund
SCHEDULE OF INVESTMENTS--November 30, 1994
                                                            Coupon      Maturity     Principal       Market
                                                             Rate         Date        Amount         Value
TEXAS--continued
Harris County, Texas, Toll Road                              7.000%    08/15/2010   $1,000,000    $  1,029,160
Harris County, Texas, Toll Road Sr. Lien Revenue Toll
Road                                                         8.625     08/15/2007    1,000,000       1,106,110
Harris County, Texas, Toll Road, Unlimited Tax and
Subordinate Lien Refunding                                   8.125     08/01/2015    2,250,000       2,477,227
Lower Colorado River Authority, Texas Revenue                5.375     01/01/2016    3,860,000       3,125,596
Midland County, Texas, Hospital District, Midland
Memorial Hospital                                            7.500     06/01/2016      400,000         373,856
Midland County, Texas, Hospital District, Midland
Memorial Hospital (effective yield 7.70%) (a)                0.000     06/01/2007       90,000          34,681
Port of Corpus Christi, Texas, Industrial Development
Corp., (Valero Refining and Marketing Co. Project)          10.250     06/01/2017      990,000       1,083,624
Texas Municipal Power Agency (effective yield 7.09%)
(a)                                                          0.000     09/01/2008    2,125,000         834,403
Texas Municipal Power Agency (effective yield 7.15%)
(a)                                                          0.000     09/01/2006    2,500,000       1,150,625
Texas State Water Development, Unlimited Tax, General
Obligation                                                   5.125     08/01/2015      900,000         722,340
UTAH
Intermountain Power Agency, Utah, Power Supply (ETM)
(effective yield 6.80%) (a)                                  0.000     07/01/2002      500,000          64,715
Intermountain Power Agency, Utah, Power Supply
Refunding (effective yield 6.95%)(a)                         0.000     07/01/2007      750,000         321,952
Utah State Housing Finance Authority, Single Family
Mortgage                                                     9.000     01/01/2019       45,000          43,808
VIRGINIA
Pittsylvania County, Virginia, Industrial Development        7.500     01/01/2014    3,500,000       3,310,300
WASHINGTON
Port of Seattle, Washington, General Obligation              5.750     05/01/2014      500,000         424,465
Washington Public Power Supply System, Nuclear Project
# 1                                                         15.000     07/01/1996      250,000         294,182
Washington Public Power Supply System, Nuclear Project
# 1                                                         14.500     07/01/2002      150,000         182,132
Washington Public Power Supply System, Nuclear Project
# 2                                                          7.625     07/01/2010    1,000,000       1,092,850
Washington State General Obligation                          6.750     02/01/2015    1,000,000         991,930
WYOMING
Wyoming Community Development Authority, Single Family
Mortgage                                                     7.875     06/01/2018    1,600,000       1,617,344
TOTAL MUNICIPAL BONDS (COST--$150,992,597)                                                         143,742,744
TEMPORARY TAX-EXEMPT INVESTMENTS (0.8%)
Sayre County, Pennsylvania, Health Care Facilities
Authority, Variable Rate Demand Hospital Revenue Bonds
(VHA of Pennsylvania Inc. Capital Asset Financing
Program) Series 1985B (b) (Cost $1,210,000)                  3.650     12/01/2020    1,210,000       1,210,000
TOTAL INVESTMENTS (COST--$152,202,597) (d)                                                         144,952,744
OTHER ASSETS AND LIABILITIES--NET (1.9%)                                                             2,828,740
NET ASSETS (100.0%)                                                                               $147,781,484


NOTES TO SCHEDULE OF INVESTMENTS:

(a) Effective yield is the yield at which the bond accretes on an annual basis until its maturity date. All zero coupon bonds are non-callable.

(b) Security is a variable or floating rate instrument with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.

(c) All or a portion of these securities are restricted (i.e., securities which may not be publicly sold without registration under the Federal Securities Act of 1933) which are valued at fair value in the opinion of management--in the case of bonds, at estimated value considering quality, coupon, term, call feature, yield to maturity of the security and similar issues which are actively traded, sinking fund, marketability, plus adjustment, if any, for equity features or other special factors. The Fund may make investments in an amount up to 10% of the value of the Fund's net assets in such securities. Dates of acquisition and costs are set forth in parentheses after the titles of the restricted securities. On the date of acquisition there was no market quotation or similar securities and the above securities were valued at acquisition costs. At November 30, 1994, the fair value of these restricted securities was $947,200 (0.6% of net assets). The Fund will not pay the costs of disposition of the above restricted securities other than ordinary brokerage fees, if any.

(d) The cost of investments for federal tax purposes amounted to $152,232,717. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at November 30, 1994 are as follows:


Gross unrealized appreciation                                 $ 2,216,503
Gross unrealized depreciation                                  (9,496,476)
Net unrealized depreciation                                  ($ 7,279,973)

Keystone America Tax Free Income Fund
FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                                                February 13, 1987
                                                                                                                 (Commencement
                                                              Year Ended November 30,                           of Operations) to
                                         1994       1993      1992      1991       1990      1989      1988     November 30, 1987

Net asset value beginning of period     $10.250   $ 10.170  $ 10.130  $  9.940   $ 10.240  $  9.960  $  9.640        $10.000
Income from investment operations
Investment income--net                    0.513      0.567     0.625     0.605      0.593     0.617     0.630          0.329
Realized gains (losses) on
investments--net                         (1.285)     0.368     0.306     0.314     (0.060)    0.347     0.370         (0.317)
Total income (loss) from investment
operations                               (0.772)     0.935     0.931     0.919      0.533     0.964     1.000          0.012
Less distributions
Dividends from investment income--
net                                      (0.517)    (0.571)   (0.621)   (0.605)    (0.603)   (0.634)   (0.680)        (0.372)
Distributions in excess of investment
income--net(b)                                0     (0.044)        0    (0.004)    (0.030)        0         0              0
Distributions from realized gain on
investments--net                              0     (0.240)   (0.270)   (0.120)    (0.200)   (0.050)        0              0
Tax basis return of capital              (0.031)         0         0         0          0         0         0              0
Total distributions                      (0.548)    (0.855)   (0.891)   (0.729)    (0.833)   (0.684)   (0.680)        (0.372)
Net asset value end of period           $ 8.930   $ 10.250  $ 10.170  $ 10.130   $  9.940  $ 10.240  $  9.960        $ 9.640
Total return(c)                           (7.81%)     9.37%     9.35%     9.59%      5.55%     9.97%    10.60%          0.17%
Ratios/supplemental data
Ratios to average net assets:
 Operating and management  expenses        1.13%      1.21%     1.25%     1.58%      1.66%     1.62%     1.57%          1.00%(a)
 Investment income--net                    5.27%      5.40%     6.02%     5.95%      6.03%     6.15%     6.13%          6.85%(a)
Portfolio turnover rate                      98%        47%       32%       37%        42%       49%      109%            67%
Net assets end of period (thousands)    $95,691   $124,102  $120,660  $133,524   $146,335  $162,013  $179,191        $16,090

(a) Annualized for the period April 14, 1987 (Commencement of Investment Operations) to November 30, 1987.

(b) Effective December 1, 1993 the Fund adopted Statement of Position 93-2:
Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies. As a result, distribution amounts exceeding book basis investment income--net (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis gains on a temporary basis) are presented as "Distributions in excess of realized gains." For the fiscal years ended prior to November 30, 1993, distributions in excess of book basis net income were charged to paid in capital.

(c) Excluding applicable sales charge.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS-CLASS B SHARES
(For a share outstanding throughout the period)

                                                             February 1, 1993
                                           Year Ended        (Date of Initial
                                          November 30,      Public Offering) to
                                              1994           November 30, 1993

Net asset value beginning of period         $10.250               $10.270
Income from investment operations
Investment income--net                        0.452                 0.369
Realized gains (losses) on
investments--net                             (1.287)                0.301
Total income (loss) from investment
operations                                   (0.835)                0.670
Less distributions
Dividends from investment income--net        (0.505)               (0.369)
Distributions in excess of investment
income--net(b)                                    0                (0.081)
Distributions from realized gain on
investments--net                                  0                (0.240)
Tax basis return of capital                  (0.030)                    0
Total distributions                          (0.535)               (0.690)
Net asset value end of period               $ 8.880               $10.250
Total return(c)                               (8.43%)                6.59%
Ratios/supplemental data
Ratios to average net assets:
 Operating and management expenses             1.88%                 1.96%(a)
 Investment income--net                        4.60%                 4.42%(a)
Portfolio turnover rate                          98%                   47%
Net assets end of period (thousands)        $28,860               $14,091

(a) Annualized.

(b) Effective December 1, 1993 the Fund adopted Statement of Position 93-2:
Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies. As a result, distribution amounts exceeding book basis investment income--net (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis gains on a temporary basis) are presented as "Distributions in excess of realized gains." For the period ended November 30, 1993, distributions in excess of book basis net income were charged to paid in capital.

(c) Excluding applicable sales charge.

See Notes to Financial Statements.

Keystone America Tax Free Income Fund
FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                             February 1, 1993
                                           Year Ended        (Date of Initial
                                          November 30,      Public Offering) to
                                              1994           November 30, 1993

Net asset value beginning of period         $10.260               $10.270
Income from investment operations
Investment income--net                        0.431                 0.371
Realized gains (losses) on
investments--net                             (1.276)                0.309
Total income (loss) from investment
operations                                   (0.845)                0.680
Less distributions
Dividends from investment income--net        (0.505)               (0.371)
Distributions in excess of investment
income--net (b)                                   0                (0.079)
Distributions from realized gain on
investments--net                                  0                (0.240)
Tax basis return of capital                  (0.030)                    0
Total distributions                          (0.535)               (0.690)
Net asset value end of period               $ 8.880               $10.260
Total return (c)                              (8.52%)                6.70%
Ratios/supplemental data
Ratios to average net assets:
 Operating and management expenses             1.89%                 1.94%(a)
 Investment income--net                        4.52%                 4.41%(a)
Portfolio turnover rate                          98%                   47%
Net assets end of period (thousands)        $23,230               $27,261

(a) Annualized.

(b) Effective December 1, 1993 the Fund adopted Statement of Position 93-2:
Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies. As a result, distribution amounts exceeding book basis investment income--net (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis gains on a temporary basis) are presented as "Distributions in excess of realized gains." For the period ended November 30, 1993, distributions in excess of book basis net income were charged to paid in capital.

(c) Excluding applicable sales charge.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
November 30, 1994

Assets:
 Investments at market value (identified
 cost--$152,202,597) (Note 1)                                    $144,952,744
 Cash                                                                 119,680
 Receivable for:
  Fund shares sold                                                     47,799
  Interest                                                          3,406,224
 Prepaid expenses                                                      16,798
   Total assets                                                   148,543,245
Liabilities:
 Payable for:
  Fund shares redeemed                                                367,775
  Distributions to shareholders                                       333,841
 Accrued reimbursable expenses (Note 5)                                 1,681
 Other accrued expenses                                                58,464
   Total liabilities                                                  761,761
Net assets                                                       $147,781,484
Net assets represented by:
 Paid-in capital                                                 $161,237,835
 Accumulated distributions in excess of investment
 income--net                                                         (333,473)
 Accumulated realized gains (losses) on investments--net           (5,873,025)
 Net unrealized depreciation of investments                        (7,249,853)
   Total net assets                                              $147,781,484
Net asset value and redemption price per
 share (Note 2):
 Class A Shares ($8.93 on 10,719,229 shares outstanding)         $ 95,691,357
 Class B Shares ($8.88 on 3,251,836 shares outstanding)            28,860,412
 Class C Shares ($8.88 on 2,616,944 shares outstanding)            23,229,715
                                                                 $147,781,484
Offering price per share:
 Class A Shares (including sales charge of 4.75%)                $       9.38
 Class B Shares                                                  $       8.88
 Class C Shares                                                  $       8.88

STATEMENT OF OPERATIONS--
Year Ended November 30, 1994

Investment Income (Note 1):
Interest                                                       $ 10,594,712
Expenses (Notes 2 and 5):
Management fee                              $ 1,005,305
Shareholder services                            232,940
Accounting, auditing and legal                   46,963
Custodian fees                                   80,825
Printing                                         20,112
Trustees' fees and expenses                       8,485
Distribution Plan expenses                      790,026
Registration fees                                69,596
Miscellaneous expenses                            9,822
  Total expenses                                                  2,264,074
Investment income--net                                            8,330,638
Realized and unrealized gain (loss)
 on investments and closed futures
 contracts--net (Notes 1 and 3):
Realized gain (loss) on:
 Investments                                 (6,084,448)
 Closed futures contracts                       215,071
 Realized loss on investments and
  closed futures contracts--net                                  (5,869,377)
Net unrealized appreciation
 (depreciation) on investments:
  Beginning of year                           8,775,608
  End of year                                (7,249,853)
Increase (decrease) in unrealized
 appreciation or depreciation--net                              (16,025,461)
Net loss on investments and  closed
futures contracts                                               (21,894,838)
Net decrease in net assets  resulting
from operations                                                ($ 13,564,200)
See Notes to Financial Statements.

Keystone America Tax Free Income Fund
STATEMENTS OF CHANGES IN NET ASSETS

                                               Year Ended November 30,
                                              1994                1993
Operations:
Investment income--net                    $  8,330,638        $  7,501,414
Realized gain (loss) on investments
and closed futures contracts--net           (5,869,377)          4,011,821
Increase (decrease) in unrealized
appreciation or depreciation--net          (16,025,461)            170,627
  Net increase (decrease) in net
assets resulting from operations           (13,564,200)         11,683,862
Distributions to shareholders from
(Notes 1 and 4):
Investment income--net--Class A
Shares                                      (5,980,145)         (6,825,448)
In excess of investment
income--net--Class A Shares                          0            (527,495)
Realized gain on
investments--net--Class A Shares                     0          (2,860,476)
Tax basis return of capital--Class A
Shares                                        (338,046)                  0
Investment income--net--Class B
Shares                                      (1,297,179)           (256,353)
In excess of investment
income--net--Class B Shares                          0             (56,138)
Realized gain on
investments--net--Class B Shares                     0            (320,614)
Tax basis return of capital--Class B
Shares                                        (101,954)                  0
Investment income--net--Class C
Shares                                      (1,452,252)           (467,617)
In excess of investment
income--net--Class C Shares                          0             (99,222)
Realized gain on
investments--net--Class C Shares                     0            (623,513)
Tax basis return of capital--Class C
Shares                                         (82,063)                  0
  Total distributions to shareholders       (9,251,639)        (12,036,876)
Capital share transactions (Note 2):
Proceeds from shares sold--Class A
Shares                                       6,833,913           9,960,198
Proceeds from shares sold--Class B
Shares                                      21,886,789          14,717,020
Proceeds from shares sold--Class C
Shares                                       9,086,896          28,545,190
Payment for shares redeemed--Class A
Shares                                     (23,370,474)        (15,535,841)
Payment for shares redeemed--Class B
Shares                                      (4,163,609)           (628,895)
Payment for shares redeemed--Class C
Shares                                     (10,093,259)         (1,272,363)
Net asset value of shares issued in
reinvestment of distributions from:
 Investment income--net and in excess
of investment income--net--
 Class A Shares                              3,231,223           4,138,211
 Investment income--net and in excess
of investment income--net--
 Class B Shares                                718,132             184,997
 Investment income--net and in excess
of investment income--net--
 Class C Shares                              1,013,566             376,599
 Realized gain on
investments--net--Class A Shares                     0           3,947,202
 Realized gain on
investments--net--Class B Shares                     0             238,620
 Realized gain on
investments--net--Class C Shares                     0             476,455
 Net increase in net assets resulting
from capital share transactions              5,143,177          45,147,393
   Total increase (decrease) in net
assets                                     (17,672,662)         44,794,379
Net assets:
Beginning of year                          165,454,146         120,659,767
End of year [including accumulated
distributions in excess of investment
income--net as follows: November
1994--($333,473) and November
1993--($326,527)]
(Note 1)                                  $147,781,484        $165,454,146

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

(1.) Significant Accounting Policies

Keystone America Tax Free Income Fund (the "Fund") is a Massachusetts business trust for which Keystone Management, Inc. ("KMI") is the Investment Manager and Keystone Custodian Funds, Inc. ("Keystone") is the Investment Adviser. The Fund was organized on October 24, 1986 and had no operations prior to February 13, 1987. It is registered under the Investment Company Act of 1940 as a diversified open-end investment company.

The Fund currently issues three classes of shares. Class A shares are sold subject to a maximum sales charge of 4.75% payable at the time of purchase. Class B shares are sold subject to a contingent deferred sales charge payable upon redemption within three calendar years after the year of purchase. Class C shares are sold subject to a contingent deferred sales charge payable upon redemption within one year after purchase. Class C shares are available only through dealers who have entered into special distribution agreements with Keystone Distributors, Inc. ("KDI"), the Fund's principal underwriter.

Keystone is a wholly-owned subsidiary of Keystone Group, Inc., ("KGI"), a Delaware corporation. KGI is privately owned by an investor group consisting of members of current and former management of Keystone. KMI is a wholly-owned subsidiary of Keystone. Keystone Investor Resource Center, Inc.
(KIRC), a wholly-owned subsidiary of Keystone, is the Fund's transfer agent.

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

A. Tax-exempt bonds are stated on the basis of valuations provided by a pricing service, approved by the Board of Trustees, that uses information with respect to transactions in bonds, quotations from bond dealers and market transactions in various relationships between securities in determining value. Non-tax-exempt securities for which market quotations are readily available are valued at the price quoted which, in the opinion of the Board of Trustees or their representative, most nearly represents their market value. Short-term investments which are purchased with maturities of sixty days or less are valued at amortized cost (original purchase cost as adjusted for amortization of premium or accretion of discount) which when combined with accrued interest approximates market. Short-term investments maturing in more than sixty days for which market quotations are readily available are valued at current market value. Short-term investments maturing in more than sixty days when purchased which are held on the sixtieth day prior to maturity are valued at amortized cost (market value on the sixtieth day adjusted for amortization of premium or accretion of discount) which when combined with accrued interest approximates market. All other securities and other assets are valued at fair value as determined in good faith using methods prescribed by the Board of Trustees.

A futures contract is an agreement between two parties to buy and sell a specific amount of a commodity, security, financial instrument, or, in the case of a stock index, cash at a set price on a future date. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount ("initial margin") equal to a certain percentage of the purchase price indicated in the futures contract. Subsequent payments ("variation margin") are made or received by the Fund each day, as the value of the underlying instrument or index fluctuates, and are recorded for book purposes as unrealized gains or losses by the Fund. For federal income tax purposes, any futures contracts which remain open at fiscal year-end are marked-to-market and the resultant net gain or loss is included in federal taxable income.

Keystone America Tax Free Income Fund

B. Securities transactions are accounted for on the trade date. Realized gains and losses are recorded on the identified cost basis. Interest income is recorded on the accrual basis. All premiums and original issue discounts are amortized/accreted for both financial reporting and federal income tax purposes. Distributions to shareholders are recorded by the the Fund at the close of business on the ex-dividend date.

C. The Fund has qualified and intends to qualify in the future as a regulated investment company under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Thus the Fund is relieved of any federal income tax liability by distributing all of its net taxable investment income and net taxable capital gains, if any, to its shareholders. The tax-exempt interest portion of each dividend is declared uniformly based on the ratio of the Fund's tax-exempt and taxable income for the entire year. Any distribution which is declared in December and paid before the next February 1 will be taxable to shareholders in the year declared. The Fund intends to avoid excise tax liability by making the required distributions under the Internal Revenue Code.

D. When the Fund enters into a repurchase agreement (a purchase of securities whereby the seller agrees to repurchase the securities at a mutually agreed upon date and price) the repurchase price of the securities will generally equal the amount paid by the Fund plus a negotiated interest amount. The seller under the repurchase agreement will be required to provide securities ("collateral") to the Fund whose value will be maintained at an amount not less than the repurchase price and which generally will be maintained at 101% of the repurchase price. The Fund monitors the value of collateral on a daily basis, and if the collateral falls below required levels, the Fund intends to seek additional collateral from the seller or terminate the repurchase agreement. If the seller defaults, the Fund would suffer a loss to the extent that the proceeds from the sale of the underlying securities were less than the repurchase price. Any such loss would be increased by any cost incurred on disposing of such securities. If bankruptcy proceedings are commenced against the seller under the repurchase agreement, the realization on the collateral may be delayed or limited. Repurchase agreements entered into by the Fund will be limited to transactions with dealers or domestic banks believed to present minimal credit risks and the Fund will take constructive receipt of all securities underlying repurchase agreements until such agreements expire.

E. The Fund distributes net investment income monthly and net capital gains, if any, annually. Distributions from net investment income are based on tax basis net income. From time to time the Fund may distribute dividends which exceed book basis net income. Excess distributions were previously charged to paid-in capital. Effective December 1, 1993, the Fund adopted Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies. As a result of this statement, the Fund changed the classification of distributions to shareholders to better disclose the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, the following reclassifications have been made as of November 30, 1993: an increase in paid in capital of $132,111, an increase in accumulated distributions in excess of investment income--net of $326,527, and an increase in accumulated realized gain (loss) on investments--net of $194,416. Differences between book basis investment income--net available for distribution and tax basis investment income--net available for distribution are primarily attributable to differences in the treatment of 12b-1 Distribution Plan charges and tax basis returns of capital.

(2.) Capital Share Transactions

The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest without par value. Transactions in shares of the Fund were as follows:

                                                        Class A Shares
                                                     Year Ended November 30,
                                                    1994               1993
Shares sold                                      697,684            948,591
Shares redeemed                               (2,421,649)        (1,483,607)
Shares issued in reinvestment of
distributions from:
Investment income--net and
distributions in excess of investment
income--net                                      333,532            396,419
Realized gains--net                                    0            386,150
Net increase (decrease)                       (1,390,433)           247,553

                                                        Class B Shares
                                                           February 1, 1993
                                                           (Date of Initial
                                                           Public Offering)
                                              Year Ended                to
                                             November 30,       November 30,
                                                    1994               1993

Shares sold                                    2,235,194          1,392,975
Shares redeemed                                 (432,965)           (59,469)
Shares issued in reinvestment of
distributions from:
Investment income--net and
distributions in excess of investment
income--net                                       75,307             17,559
Realized gains--net                                    0             23,235
Net increase                                   1,877,536          1,374,300

                                                        Class C Shares
                                                           February 1, 1993
                                                           (Date of Initial
                                                           Public Offering)
                                              Year Ended                 to
                                             November 30,       November 30,
                                                    1994               1993

Shares sold                                      922,206          2,696,646
Shares redeemed                               (1,068,581)          (120,566)
Shares issued in reinvestment of
distributions from:
 Investment income--net and
 distributions in excess of
 investment income--net                          105,124             35,767
 Realized gains--net                                   0             46,348
Net increase (decrease)                          (41,251)         2,658,195

Keystone America Tax Free Income Fund

The Fund bears some of the costs of selling its shares under Distribution Plans adopted with respect to its Class A, Class B and Class C shares.

The Class A Distribution Plan provides for payments which are currently limited to 0.25% annually of the average daily net asset value of Class A shares to pay expenses of the distribution of Class A shares. Amounts paid by the Fund to KDI under the Class A Distribution Plan are currently used to pay others, such as dealers, service fees at an annual rate of 0.25% of the average net asset value of shares sold by such others and remaining outstanding on the books of the Fund for specified periods.

The Class B Distribution Plan provides for payments at an annual rate of 1.00% of the average daily net asset value of Class B shares to pay expenses of the distribution of Class B shares. Amounts paid by the Fund under the Class B Distribution Plan are currently used to pay others (dealers) (i) a commission at the time of purchase normally equal to 3.00% of the value of each share sold; and/or (ii) service fees currently at an annual rate of 0.25% of the average net asset value of shares sold by such others and remaining outstanding on the books of the Fund for specified periods.

The Class C Distribution Plan provides for payments at an annual rate of up to 1.00% of the average daily net asset value of Class C shares to pay expenses of the distribution of Class C shares. Amounts paid by the Fund under the Class C Distribution Plan are currently used to pay others (dealers) (i) a payment at the time of purchase of 1.00% of the value of each share sold, such payment to consist of a commission in the amount of 0.75% and the first year's service fee in advance in the amount of 0.25%, and (ii) beginning approximately fifteen months after purchase, a commission at an annual rate of 0.75% (subject to applicable limitations imposed by the rules of National Association of Securities Dealers, Inc.) and service fees at the annual rate of 0.25% of the average net asset value of shares sold by such others and remaining outstanding on the books of the Fund for specified periods.

Each of the Distribution Plans may be terminated at any time by vote of the Independent Trustees or by a vote of a majority of the outstanding voting shares of the respective class. However, after the termination of the Class B Distribution Plan, payments to KDI will continue at the annual rate of 1.00% of the average daily net asset value of Class B shares, as compensation for its services which had been earned while the Class B Distribution Plan was in effect. Unreimbursed distribution expenses at November 30, 1994 were $719,756.

For the year ended November 30, 1994 the Fund paid KDI $269,046, $241,979 and $279,001 for Class A, Class B and Class C Distribution Plans, respectively.

Presently, the Fund's class-specific expenses are limited to Distribution Plan expenses incurred by a class of shares.

(3.) Securities Transactions

As of November 30, 1994, the Fund had a capital loss carryover for federal income tax purposes of approximately $5,838,000 which expires in 2002. For the year ended November 30, 1994, purchases and sales of investment securities were as follows:

                                                    Cost of          Proceeds
                                                   Purchases        From Sales

Tax-exempt investments                            $167,552,928     $154,960,782
Short-term commercial and tax-exempt notes          89,125,200       95,813,291
                                                  $256,678,128     $250,774,073

(4.) Distributions to Shareholders

Distributions of net investment income of $0.043, $0.039 and $0.039 per share were declared payable January 6, 1995 to shareholders of record December 23, 1994 for Class A, Class B and Class C shares, respectively. These distributions are not reflected in the accompanying financial statements.

The Fund intends to distribute to its shareholders dividends from net investment income monthly and all taxable net realized long-term capital gains, if any, annually.
(5.) Investment Management and Transactions with Affiliates

Under the terms of the Investment Management Agreement between KMI and the Fund, dated December 29, 1989, KMI provides investment management and administrative services to the Fund. In return, KMI is paid a management fee computed and payable daily at a rate of 2.0% of the Fund's gross investment income plus an amount determined by applying percentage rates, which start at 0.50% and decline, as net assets increase, to 0.25% per annum, to the net asset value of the Fund. KMI has entered into an Investment Advisory Agreement with Keystone, dated December 30, 1989, under which Keystone provides investment advisory and management services to the Fund and receives for its services an annual fee representing 85% of the management fee received by KMI. During the year ended November 30, 1994, the Fund paid or accrued to KMI investment and administrative services fees of $1,005,305. Of such amount paid to KMI, $854,509 was paid to Keystone for its services to the Fund.

During the year ended November 30, 1994, the Fund paid or accrued to KIRC $232,940 for shareholder services and a total of $18,676 to KIRC and KGI as reimbursement for certain accounting services.

Certain officers and/or Directors of Keystone are also officers and/or Trustees of the Fund. Officers of Keystone and affiliated Trustees receive no compensation directly from the Fund.

Keystone America Tax Free Income Fund

INDEPENDENT AUDITORS' REPORT

The Trustees and Shareholders
Keystone America Tax Free Income Fund

We have audited the accompanying statement of assets and liabilities of Keystone America Tax Free Income Fund, including the schedule of investments, as of November 30, 1994, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the seven-year period then ended and for the period from February 13, 1987 (commencement of operations) to November 30, 1987 for Class A shares and for the year ended November 30, 1994 and for the period from February 1, 1993 (Date of Initial Public Offering) to November 30, 1993 for Class B shares and Class C shares. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1994, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Keystone America Tax Free Income Fund as of November 30, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods stated in the first paragraph above in conformity with generally accepted accounting principles.

                                                         KPMG PEAT MARWICK LLP
Boston, Massachusetts
January 6, 1995